EXPLANATORY NOTE

This is a post-qualification amendment to an offering statement on Form 1-A filed by RSE Archive, LLC. The offering statement was originally filed by RSE Archive, LLC on August 13, 2019 and has been amended by RSE Archive, LLC on multiple occasions since that date. The offering statement, as amended by pre-qualification amendments, was initially qualified by the U.S. Securities and Exchange Commission on October 11, 2019.

Different series of RSE Archive, LLC have already been offered or have been qualified but not yet launched as of the date hereof, by RSE Archive, LLC under the offering statement, as amended and qualified. Each such series of RSE Archive, LLC will continue to be offered and sold by RSE Archive, LLC following the filing of this post-qualification amendment subject to the offering conditions contained in the offering statement, as qualified.

The purpose of this post-qualification amendment is to add to the offering statement, as amended and qualified, the offering of additional series of RSE Archive, LLC. The series already offered, or qualified but not yet launched as of the date hereof, under the offering statement, and the additional series being added to the offering statement by means of this post-qualification amendment, are outlined in the “Master Series Table” contained in the section titled “Interests in Series Covered by This Amendment” of the Offering Circular to this post-qualification amendment.

This Post-Qualification Offering Circular Amendment No. 7 amends the Post-Qualification Offering Circular No. 6 of  RSE Archive LLC, dated April 21, 2020, as qualified on April 30, 2020, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. To the extent not already qualified under Regulation A, these securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

POST-QUALIFICATION OFFERING CIRCULAR AMENDMENT NO. 7

SUBJECT TO COMPLETION; DATED MAY 22, 2020

RSE ARCHIVE, LLC

250 LAFAYETTE STREET, 2nd FLOOR, NEW YORK, NY 10012

(347-952-8058) Telephone Number

www.rallyrd.com

This Post-Qualification Amendment relates to the offer and sale of series of interest, as described below, to be issued by RSE Archive, LLC (the “Company,” “RSE Archive,” “we,” “us,” or “our”).

		Series Membership Interests Overview
		Price to Public	Underwriting Discounts and Commissions (1)(2)(3)	Proceeds to Issuer	Proceeds to Other Persons

Series #52MANTLE	Per Unit	$132.00		$132.00
	Total Minimum	$105,600		$105,600
	Total Maximum	$132,000		$132,000

Series #71MAYS	Per Unit	$28.50		$28.50
	Total Minimum	$45,600		$45,600
	Total Maximum	$57,000		$57,000

Series #RLEXPEPSI	Per Unit	$8.90		$8.90
	Total Minimum	$14,240		$14,240
	Total Maximum	$17,800		$17,800

Series #10COBB	Per Unit	$39.00		$39.00
	Total Minimum	$31,200		$31,200
	Total Maximum	$39,000		$39,000

Series #POTTER	Per Unit	$24.00	$24.00
	Total Minimum	$57,600	$57,600
	Total Maximum	$72,000	$72,000

Series #TWOCITIES	Per Unit	$72.50	$72.50
	Total Minimum	$11,600	$11,600
	Total Maximum	$14,500	$14,500

Series #FROST	Per Unit	$67.50	$67.50
	Total Minimum	$10,800	$10,800
	Total Maximum	$13,500	$13,500

Series #BIRKINBLEU	Per Unit	$58.00	$58.00
	Total Minimum	$46,400	$46,400
	Total Maximum	$58,000	$58,000

Series #SMURF	Per Unit	$17.25	$17.25
	Total Minimum	$27,600	$27,600
	Total Maximum	$34,500	$34,500

Series #70RLEX	Per Unit	$20.00	$20.00
	Total Minimum	$16,000	$16,000
	Total Maximum	$20,000	$20,000

Series #EINSTEIN	Per Unit	$7.25	$7.25
	Total Minimum	$11,600	$11,600
	Total Maximum	$14,500	$14,500

Series #HONUS	Per Unit	$52.00	$52.00
	Total Minimum	$416,000	$416,000
	Total Maximum	$520,000	$520,000

Series #75ALI	Per Unit	$23.00	$23.00
	Total Minimum	$36,800	$36,800
	Total Maximum	$46,000	$46,000

Series #71ALI	Per Unit	$15.50	$15.50
	Total Minimum	$24,800	$24,800
	Total Maximum	$31,000	$31,000

Series #APROAK	Per Unit	$75.00	$75.00
	Total Minimum	$60,000	$60,000
	Total Maximum	$75,000	$75,000

Series #88JORDAN	Per Unit	$11.00	$11.00
	Total Minimum	$17,600	$17,600
	Total Maximum	$22,000	$22,000

Series #56MANTLE	Per Unit	$1.00	$1.00
	Total Minimum	$8,000	$8,000
	Total Maximum	$10,000	$10,000

Series #BIRKINBOR	Per Unit	$26.25	$26.25
	Total Minimum	$42,000	$42,000
	Total Maximum	$52,500	$52,500

Series #33RUTH	Per Unit	$38.50	$38.50
	Total Minimum	$61,600	$61,600
	Total Maximum	$77,000	$77,000

Series #SPIDER1	Per Unit	$22.00	$22.00
	Total Minimum	$17,600	$17,600
	Total Maximum	$22,000	$22,000

Series #BATMAN3	Per Unit	$78.00	$78.00
	Total Minimum	$62,400	$62,400
	Total Maximum	$78,000	$78,000

Series #AGHOWL	Per Unit	$38.00	$38.00
	Total Minimum	$15,200	$15,200
	Total Maximum	$19,000	$19,000

Series #ROOSEVELT	Per Unit	$19.50	$19.50
	Total Minimum	$15,600	$15,600
	Total Maximum	$19,500	$19,500

Series #ULYSSES	Per Unit	$51.00	$51.00
	Total Minimum	$20,400	$20,400
	Total Maximum	$25,500	$25,500

Series #98JORDAN	Per Unit	$64.00	$64.00
	Total Minimum	$102,400	$102,400
	Total Maximum	$128,000	$128,000

Series #18ZION	Per Unit	$30.00	$30.00
	Total Minimum	$12,000	$12,000
	Total Maximum	$15,000	$15,000

Series #SNOOPY	Per Unit	$12.75	$12.75
	Total Minimum	$20,400	$20,400
	Total Maximum	$25,500	$25,500

Series #APOLLO11	Per Unit	$32.00	$32.00
	Total Minimum	$25,600	$25,600
	Total Maximum	$32,000	$32,000

Series #24RUTHBAT	Per Unit	$85.00	$85.00
	Total Minimum	$204,000	$204,000
	Total Maximum	$255,000	$255,000

Series #YOKO	Per Unit	$80.00	$80.00
	Total Minimum	$12,800	$12,800
	Total Maximum	$16,000	$16,000

Series #86JORDAN	Per Unit	$40.00	$40.00
	Total Minimum	$32,000	$32,000
	Total Maximum	$40,000	$40,000

Series #SUPER21	Per Unit	$1.00	$1.00
	Total Minimum	$6,800	$6,800
	Total Maximum	$8,500	$8,500

Series #RUTHBALL1	Per Unit	$14.50	$14.50
	Total Minimum	$23,200	$23,200
	Total Maximum	$29,000	$29,000

Series #HULK1	Per Unit	$44.50	$44.50
	Total Minimum	$71,200	$71,200
	Total Maximum	$89,000	$89,000

Series #HIMALAYA	Per Unit	$70.00	$70.00
	Total Minimum	$112,000	$112,000
	Total Maximum	$140,000	$140,000

Series #APEOD	Per Unit	$62.00	$62.00
	Total Minimum	$24,800	$24,800
	Total Maximum	$31,000	$31,000

Series #15PTKWT	Per Unit	$108.00	$108.00
	Total Minimum	$86,400	$86,400
	Total Maximum	$108,000	$108,000

Series #BOND1	Per Unit	$39.00	$39.00
	Total Minimum	$31,200	$31,200
	Total Maximum	$39,000	$39,000

Series #CATCHER	Per Unit	$25.00	$25.00
	Total Minimum	$10,000	$10,000
	Total Maximum	$12,500	$12,500

Series #LOTR	Per Unit	$29.00	$29.00
	Total Minimum	$23,200	$23,200
	Total Maximum	$29,000	$29,000

Series #AMZFNT15	Per Unit	$65.00	$65.00
	Total Minimum	$26,000	$26,000
	Total Maximum	$32,500	$32,500

Series #BATMAN1	Per Unit	$71.00	$71.00
	Total Minimum	$56,800	$56,800
	Total Maximum	$71,000	$71,000

Series #55CLEMENTE	Per Unit	$38.00	$38.00
	Total Minimum	$30,400	$30,400
	Total Maximum	$38,000	$38,000

Series #38DIMAGGIO	Per Unit	$22.00	$22.00
	Total Minimum	$17,600	$17,600
	Total Maximum	$22,000	$22,000

Series #GMTBLACK1	Per Unit	$28.00	$28.00
	Total Minimum	$22,400	$22,400
	Total Maximum	$28,000	$28,000

Series #SHKSPR4	Per Unit	$115.00	$115.00
	Total Minimum	$92,000	$92,000
	Total Maximum	$115,000	$115,000

Series #50JACKIE	Per Unit	$1.00	$1.00
	Total Minimum	$8,000	$8,000
	Total Maximum	$10,000	$10,000

Series #POKEMON1	Per Unit	$25.00	$25.00
	Total Minimum	$100,000	$100,000
	Total Maximum	$125,000	$125,000

Series #FANFOUR1	Per Unit	$52.50	$52.50
	Total Minimum	$84,000	$84,000
	Total Maximum	$105,000	$105,000

Series #CHURCHILL	Per Unit	$1.00	$1.00
	Total Minimum	$6,000	$6,000
	Total Maximum	$7,500	$7,500

Series #ANMLFARM	Per Unit	$1.00	$1.00
	Total Minimum	$8,000	$8,000
	Total Maximum	$10,000	$10,000

Series #CAPTAIN3	Per Unit	$37.00	$37.00
	Total Minimum	$29,600	$29,600
	Total Maximum	$37,000	$37,000

Series #SOBLACK	Per Unit	$56.00	$56.00
	Total Minimum	$44,800	$44,800
	Total Maximum	$56,000	$56,000

Series #FAUBOURG	Per Unit	$75.00	$75.00
	Total Minimum	$120,000	$120,000
	Total Maximum	$150,000	$150,000

Series #BIRKINTAN	Per Unit	$28.00	$28.00
	Total Minimum	$22,400	$22,400
	Total Maximum	$28,000	$28,000

Series #56TEDWILL	Per Unit	$45.00	$45.00
	Total Minimum	$72,000	$72,000
	Total Maximum	$90,000	$90,000

Series #03LEBRON	Per Unit	$15.50	$15.50
	Total Minimum	$24,800	$24,800
	Total Maximum	$31,000	$31,000

Series #03JORDAN	Per Unit	$19.00	$19.00
	Total Minimum	$30,400	$30,400
	Total Maximum	$38,000	$38,000

Series #68MAYS	Per Unit	$19.50	$19.50
	Total Minimum	$31,200	$31,200
	Total Maximum	$39,000	$39,000

Series #51MANTLE	Per Unit	$17.00	$17.00
	Total Minimum	$27,200	$27,200
	Total Maximum	$34,000	$34,000

Series #85MARIO	Per Unit	$50.00	$50.00
	Total Minimum	$120,000	$120,000
	Total Maximum	$150,000	$150,000

Series #TKAM	Per Unit	$16.00	$16.00
	Total Minimum	$25,600	$25,600
	Total Maximum	$32,000	$32,000

Series #TMNT1	Per Unit	$65.00	$65.00
	Total Minimum	$52,000	$52,000
	Total Maximum	$65,000	$65,000

Series #LINCOLN	Per Unit	$20.00	$20.00
	Total Minimum	$64,000	$64,000
	Total Maximum	$80,000	$80,000

Series #61JFK	Per Unit	$11.50	$11.50
	Total Minimum	$18,400	$18,400
	Total Maximum	$23,000	$23,000

Series #GATSBY	Per Unit	$50.00	$50.00
	Total Minimum	$160,000	$160,000
	Total Maximum	$200,000	$200,000

Series #NEWTON	Per Unit	$68.75	$68.75
	Total Minimum	$220,000	$220,000
	Total Maximum	$275,000	$275,000

Series #BATMAN6	Per Unit	$13.50	$13.50
	Total Minimum	$21,600	$21,600
	Total Maximum	$27,000	$27,000

Series #STARWARS1	Per Unit	$1.00	$1.00
	Total Minimum	$9,600	$9,600
	Total Maximum	$12,000	$12,000

Series #DAREDEV1	Per Unit	$1.00	$1.00
	Total Minimum	$9,200	$9,200
	Total Maximum	$11,500	$11,500

(1) Dalmore Group, LLC (the “BOR”) will be acting as a broker of record and entitled to a Brokerage Fee (as described in “Offering Summary” – “Use of Proceeds”) and described in greater detail under “Plan of Distribution and Subscription Procedure – Broker” and “– Fees and Expenses” for additional information.

(2) DriveWealth, LLC (the “Custodian”) will be acting as custodian of interests and hold brokerage accounts for interest holders in connection with the Company’s offerings and will be entitled to a Custody Fee (as described in “Offering Summary” – “Use of Proceeds”) and described in greater detail under “Plan of Distribution and Subscription Procedure – Custodian” and “– Fees and Expenses” for additional information. For all offerings of the Company which closed or launch prior to the agreement with the Custodian, signed on January 7 , 2020, interests are transferred into the Custodian brokerage accounts upon consent of the individual investors who purchased such shares or have transferred money into escrow in anticipation of purchasing such shares at the close of the currently ongoing offerings.

(3) No underwriter has been engaged in connection with the Offering (as defined below) and neither the BOR, nor any other entity, receives a finder’ fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests (as defined below). We intend to distribute all offerings of membership interests in any series of the Company principally through the Rally Rd.™ platform and any successor platform used by the Company for the offer and sale of interests, (the “Rally Rd.™ Platform” or the “Platform”), as described in greater detail under “Plan of Distribution and Subscription Procedure” for additional information.

The Company is offering, on a best efforts basis, a minimum (the “Total Minimum”) to a maximum (the “Total Maximum”) of membership interests of each of the following series of the Company, highlighted in gray in the “Master Series Table” in the “Interests In Series Covered By This Amendment” section. Series not highlighted in gray have completed their respective offerings at the time of this filing and the number of interests in the table represents the actual interests sold. The sale of membership interests is being facilitated by the BOR, a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and member of FINRA and is registered in each state where the offer or sales of the Interests (as defined below) will occur. It is anticipated that Interests will be offered and sold only in states where the BOR is registered as a broker-dealer.  For the avoidance of doubt, the BOR does not and will not solicit purchases of Interests or make any recommendations regarding the Interests to prospective investors.

All of the series of the Company offered hereunder may collectively be referred to herein as the “Series”.  The interests of all Series described above may collectively be referred to herein as the “Interests” and the offerings of the Interests may collectively be referred to herein as the “Offerings”.  See “Description of the Interests Offered” for additional information regarding the Interests.

The Company is managed by RSE Archive Manager, LLC, a Delaware limited liability company (the “Manager”). The Manager is a single-member entity owned by RSE Markets, Inc. (“RSE Markets”).

It is anticipated that the Company’s core business will be the identification, acquisition, marketing and management of memorabilia, collectible items and alcohol, collectively referred to as “Memorabilia Assets” or the “Asset Class,” for the benefit of the investors. The Series assets referenced in the “Interests In Series Covered By This Amendment” section may be referred to herein, collectively, as the “Underlying Assets”. Any individuals, dealers or auction company which owns an Underlying Asset prior to a purchase of an Underlying Asset by the Company in advance of a potential Offering or the closing of an Offering from which proceeds are used to acquire the Underlying Asset may be referred to herein as an “Asset Seller.” See “Description of the Business” for additional information regarding the Asset Class.

RSE Markets will serve as the asset manager (the “Asset Manager”) for each Series of the Company and provides services to the Underlying Assets in accordance with each Series’ Asset Management Agreement (see “Description of the Business” – “Description of the Asset Management Agreement” for additional information).

This Offering Circular describes each individual Series found in the “Interests In Series Covered By This Amendment” section.

The Interests represent an investment in a particular Series and thus indirectly the Underlying Asset and do not represent an investment in the Company or the Manager generally.  We do not anticipate that any Series will own any assets other than the Underlying Asset associated with such Series.  However, we expect that the operations of the Company, including the issuance of additional Series of Interests and their acquisition of additional assets, will benefit investors by enabling each Series to benefit from economies of scale and by allowing investors to enjoy the Company’s Underlying Asset collection at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”).

A purchaser of the Interests may be referred to herein as an “Investor” or “Interest Holder.”  There will be a separate closing with respect to each Offering (each, a “Closing”). The Closing of an Offering will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Interests for a Series have been accepted or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted.  If Closing has not occurred, an Offering shall be terminated upon (i) the date which is one year from the date such Offering Circular or Amendment, as applicable, is qualified by the U.S. Securities and Exchange Commission, or the

“Commission”, which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering for a particular Series in its sole discretion.

No securities are being offered by existing security-holders.

Each Offering is being conducted under Tier II of Regulation A (17 CFR 230.251 et. seq.) and the information contained herein is being presented in Offering Circular format.  The Company is not offering, and does not anticipate selling, Interests in any of the Offerings in any state where the BOR is not registered as a broker-dealer. The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing escrow account with Atlantic Capital Bank, N.A., the “Escrow Agent”, and will not be commingled with the operating account of the Series, until, if and when there is a Closing with respect to that Series.  See “Plan of Distribution and Subscription Procedure” and “Description of Interests Offered” for additional information.

A purchase of Interests in a Series does not constitute an investment in either the Company or an Underlying Asset directly, or in any other Series of Interest.  This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the Limited Liability Company Agreement of the Company (as amended from time to time, the “Operating Agreement”), described further herein.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause”.  The Manager and the Asset Manager thus retain significant control over the management of the Company, each Series and the Underlying Assets.  Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from, or be subject to the liabilities of, the assets of any other Series.  In addition, the economic Interest of a holder in a Series will not be identical to owning a direct undivided Interest in an Underlying Asset because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

This Offering Circular contains forward-looking statements which are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither the Company nor the Manager or Asset Manager can guarantee future performance, or that future developments affecting the Company, the Manager, the Asset Manager, or the Platform will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.  Please see “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” for additional information.

There is currently no public trading market for any Interests, and an active market may not develop or be sustained.  If an active public or private trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price. Even if a public or private market does develop, the market price could decline below the amount you paid for your Interests.

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Interests, whether via the Platform, via third party registered broker-dealers or otherwise. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. Please see “Risk Factors” for additional information.

GENERALLY, NO SALE MAY BE MADE TO YOU IN ANY OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO HTTP://WWW.INVESTOR.GOV.

NOTICE TO RESIDENTS OF THE STATES OF TEXAS AND WASHINGTON:

WE ARE LIMITING THE OFFER AND SALE OF SECURITIES IN THE STATES OF TEXAS AND WASHINGTON TO A MAXIMUM OF $5 MILLION IN ANY 12-MONTH PERIOD. WE RESERVE THE RIGHT TO REMOVE OR MODIFY SUCH LIMIT AND, IN THE EVENT WE DECIDE TO OFFER AND SELL ADDITIONAL SECURITIES IN THESE STATES, WE WILL FILE A POST-QUALIFICATION SUPPLEMENT TO THE OFFERING STATEMENT OF WHICH THIS OFFERING CIRCULAR IS A PART IDENTIFYING SUCH CHANGE.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the Offering, nor does it pass upon the accuracy or completeness of any Offering Circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities in, any state in which such offer, solicitation or sale would be unlawful before registration or qualification of the offer and sale under the laws of such state.

An investment in the Interests involves a high degree of risk. See “Risk Factors” for a description of some of the risks that should be considered before investing in the Interests.

TABLE OF CONTENTS

RSE ARCHIVE, LLC

SECTIONPAGE

Incorporation by Reference of Offering Circular14

INTERESTS IN SERIES COVERED BY THIS AMENDMENT15

USE OF PROCEEDS – Series #56TEDWILL42

DESCRIPTION OF SERIES 1956 TED WILLIAMS JERSEY44

USE OF PROCEEDS – Series #03LEBRON46

DESCRIPTION OF SERIES 2003-04 UD LEBRON JAMES CARD48

USE OF PROCEEDS – Series #03JORDAN50

DESCRIPTION OF SERIES 2003-04 UD MICHAEL JORDAN CARD52

USE OF PROCEEDS – Series #68MAYS54

DESCRIPTION OF SERIES 1968 WILLIE MAYS BAT56

USE OF PROCEEDS – Series #51MANTLE58

DESCRIPTION OF SERIES 1951 BOWMAN MICKEY MANTLE CARD60

USE OF PROCEEDS – Series #85MARIO62

DESCRIPTION OF SERIES 1985 SUPER MARIO BROS.64

USE OF PROCEEDS – Series #TKAM66

DESCRIPTION OF SERIES TO KILL A MOCKINGBIRD68

USE OF PROCEEDS – Series #TMNT170

DESCRIPTION OF SERIES TEENAGE MUTANT NINJA TURTLES #172

USE OF PROCEEDS – Series #LINCOLN74

DESCRIPTION OF SERIES 1864 ABRAHAM LINCOLN PHOTO76

USE OF PROCEEDS – Series #61JFK78

DESCRIPTION OF SERIES INAUGURAL ADDRESSES80

USE OF PROCEEDS – Series #GATSBY82

DESCRIPTION OF SERIES THE GREAT GATSBY84

USE OF PROCEEDS – Series #NEWTON86

DESCRIPTION OF SERIES PRINCIPIA88

USE OF PROCEEDS – Series #BATMAN690

DESCRIPTION OF SERIES BATMAN #692

USE OF PROCEEDS – Series #STARWARS194

DESCRIPTION OF SERIES STAR WARS #196

USE OF PROCEEDS – Series #DAREDEV198

DESCRIPTION OF SERIES DAREDEVIL #1100

RSE ARCHIVE, LLC FINANCIAL STATEMENTSF-1

EXHIBIT INDEXIII-1

Incorporation by Reference of Offering Circular

The Offering Circular, including this Post-Qualification Amendment, is part of an offering statement (File No. 024-11057) that was filed with the Securities and Exchange Commission. We hereby incorporate by reference into this Post-Qualification Amendment all of the information contained in the following:

1.Part II of the Post-Qualification Amendment to Offering Circular No.6 including the sections bulleted below, to the extent not otherwise modified or replaced by offering circular supplement and/or Post-Qualification Amendment.

•Cautionary Note Regarding Forward-Looking Statements

•Trademarks and Trade Names

•Additional Information

•Offering Summary

•Risk Factors

•Potential Conflicts of Interest

•Dilution

•Use of Proceeds and Asset Descriptions in Post-Qualification Amendment to Offering Circular No. 6

•Management’s Discussion and Analysis of Financial Condition and Results of Operation

•Plan of Distribution and Subscription Procedure

•Description of The Business

•Management

•Compensation

•Principal Interest Holders

•Description of Interests Offered

•Material United States Tax Considerations

•Where to Find Additional Information

Note that any statement we make in this Post-Qualification Amendment (or have made in the Offering Circular) will be modified or superseded by an inconsistent statement made by us in a subsequent offering circular supplement or Post-Qualification Amendment.

INTERESTS IN SERIES COVERED BY THIS AMENDMENT

The master series table below, referred to at times as the “Master Series Table,” shows key information related to each Series. This information will be referenced in the following sections when referring to the Master Series Table. In addition, see the “Description of Underlying Asset” and “Use of Proceeds” section for each individual Series for further details.

Series / Series Name	Qualif-ication Date	Underlying Asset	Offering Price per Interest	Minimum Offering Size	Maximum Offering Size	Agreement Type	Opening Date (1)	Closing Date (1)	Status	Sourcing Fee	Minimum Membership Interests (2)	Maximum Membership Interests (2)	Comments	Trading Window (4)
#52MANTLE / Series Mickey Mantle Card	10/11/2019	1952 Topps #311 Mickey Mantle Card	$132.00	$132,000		Purchase Option Agreement	10/18/2019	10/25/2019	Closed	$3,090	1,000

• Purchase Option Agreement to acquire Underlying Asset for $125,000 entered on 4/26/2019
• Down-payment of $15,000 on 5/2/2019 and final payment of $110,000 on 06/29/2019 were made and financed through non-interest-bearing payments from the Manager
• $132,000 Offering closed on 10/25/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

														03/10/2020

#71MAYS / Series Willie Mays Jersey	10/11/2019	1971 Willie Mays Jersey	$28.50	$57,000	Purchase Option Agreement	10/25/2019	10/31/2019	Closed	$1,830	2,000

• Purchase Option Agreement to acquire Underlying Asset for $52,500, entered on 4/26/2019
• Consideration to Asset Seller paid $47,250 in cash (90% of consideration) and the remainder ($5,250) in Interests in the Series #71MAYS issued to the Asset Seller at the closing of the Offering
• Down-payment of $12,500 on 5/2/2019 and final payment of $34,750 on 9/14/2019 were made and financed through non-interest-bearing payments from the Manager
• $57,000 Offering closed on 10/31/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

03/24/2020

#RLEXPEPSI / Series Rolex Gmt-Master II Pepsi	10/11/2019	Rolex GMT Master II 126710BLRO	$8.90	$17,800	Purchase Agreement	11/1/2019	11/6/2019	Closed	$22	2,000

• Purchase Agreement to acquire the Underlying Asset for $16,800 entered on 8/30/2019
• Payments of $2,100 on 6/12/2019 and $14,700 on 9/14/2019 were made and financed through non-interest-bearing payments from the Manager
• $17,800 Offering closed on 11/6/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

03/17/2020

#10COBB / Series E98 Ty Cobb	10/11/2019	1910 E98 Ty Cobb Card	$39.00	$39,000	Purchase Option Agreement	11/8/2019	11/14/2019	Closed	$1,510	1,000

• Purchase Option Agreement to acquire Underlying Asset for $35,000 entered on 4/26/2019
• Down-payment of $15,000 on 5/2/2019 and final payment of $20,000 on 06/29/2019 were made and financed through non-interest-bearing payments from the Manager
• $39,000 Offering closed on 11/14/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

											03/31/2020
#POTTER / Series Harry Potter	10/11/2019	1997 First Edition Harry Potter	$24.00	$72,000	Purchase Agreement	11/15/2019	11/21/2019	Closed	($510)	3,000

• Purchase Agreement to acquire the Underlying Asset for $65,000 entered on 7/5/2019
• Down-payment of $10,000 on 7/8/2019, additional payment of $10,000 on 8/7/2019 and final payment of $45,000 on 10/9/2019 were made and financed through non-interest-bearing payments from the Manager
• $72,000 Offering closed on 11/21/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

											04/07/2020

#TWOCITIES / Series A Tale of Two Cities	10/11/2019	First Edition A Tale of Two Cities	$72.50	$14,500	Purchase Option Agreement	11/15/2019	11/21/2019	Closed	$55	200

• Purchase Option Agreement to acquire Underlying Asset for $12,000 entered on 7/30/2019
• Down-payment of $1,800 on 8/9/2019 and final payment of $10,200 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $14,500 Offering closed on 11/21/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

											04/14/2020
#FROST / Series A Boy’s Will	10/11/2019	First Edition A Boy's Will	$67.50	$13,500	Purchase Option Agreement	11/15/2019	11/21/2019	Closed	$865	200

• Purchase Option Agreement to acquire Underlying Asset for $10,000 entered on 7/30/2019
• Down-payment of $1,500 on 8/9/2019 and final payment of $8,500 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $13,500 Offering closed on 11/21/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

											04/21/2020

#BIRKINBLEU / Series Hermès Birkin Bag	11/1/2019	Bleu Saphir Lizard Hermès Birkin	$58.00	$58,000	Upfront Purchase	11/22/2019	11/27/2019	Closed	$170	1,000

• Acquired Underlying Asset for $55,500 on 8/2/2019 financed through a non-interest-bearing payment from the Manager
• $58,000 Offering closed on 11/27/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

											04/28/2020
#SMURF / Series Rolex Submariner "Smurf"	11/1/2019	Rolex Submariner Date "Smurf" Ref. 116619LB	$17.25	$34,500	Upfront Purchase	11/22/2019	11/27/2019	Closed	$2,905	2,000

• Acquired Underlying Asset for $29,500 on 10/18/2019 financed through a non-interest-bearing payment from the Manager
• $34,500 Offering closed on 11/27/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

											05/05/2020
#70RLEX / Series Rolex Beta 21	10/11/2019	1970 Rolex Ref. 5100 Beta 21	$20.00	$20,000	Purchase Agreement	11/29/2019	12/6/2019	Closed	$50	1,000

• Purchase Agreement to acquire the Underlying Asset for $17,900 entered on 9/12/2019
• Payment of $17,900 on 6/12/2019 was made and financed through a non-interest-bearing payment from the Manager
• $20,000 Offering closed on 12/6/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

											05/12/2020

#EINSTEIN / Series Philosopher-Scientist	10/11/2019	First Edition of Philosopher-Scientist	$7.25	$14,500	Purchase Option Agreement	12/6/2019	12/13/2019	Closed	$1,355	2,000

• Purchase Option Agreement to acquire Underlying Asset for $11,000 entered on 7/30/2019
• Down-payment of $1,650 on 8/9/2019 and final payment of $9,350 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $14,500 Offering closed on 12/6/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

05/12/2020

#HONUS / Series T206 Honus Wagner Card	11/27/2019	1909-1911 T206 Honus Wagner Card	$52.00	$520,000	Purchase Option Agreement	12/11/2019	12/26/2019	Closed	$5,572	10,000

• Purchase Option Agreement to acquire Underlying Asset from the Asset Seller, an affiliate of the Company for $500,028, entered on 11/11/2019 with expiration on 12/26/2019.
• Consideration to Asset Seller paid $225,000 in cash (43% of consideration) and the remainder ($275,028) in Interests in the Series #HONUS issued to the Asset Seller at the closing of the Offering
• Down-payment of $100,000 on 11/11/2019 was made and financed through a non-interest-bearing payment from the Manager
• $520,000 Offering closed on 12/26/2019 and payments made by the Manager and other Obligations were paid through the proceeds to finalize the purchase
• (3)

05/19/2020

#75ALI / Series Ali-Wepner Fight Boots	11/1/2019	1975 Muhammad Ali Boots worn in fight against Chuck Wepner	$23.00	$46,000	Purchase Agreement	12/19/2019	12/29/2019	Closed	($10)	2,000

• Purchase Agreement to acquire the Underlying Asset for $44,000 entered on 10/16/2019 with expiration on 12/16/209
• Down-payment of $22,000 on 10/17/2019 was made and financed through a non-interest-bearing payment from the Manager
• $46,000 Offering closed on 12/29/2019 and payments made by the Manager and other Obligations were paid through the proceeds to finalize the purchase
• (3)

#71ALI / Series “Fight of The Century” Contract	10/11/2019	1971 “Fight of the Century” Contract	$15.50	$31,000	Purchase Option Agreement	12/16/2019	12/30/2019	Sold	$1,090	2,000

• Purchase Option Agreement to acquire Underlying Asset for $27,500 entered on 4/26/2019
• Payment of $27,500 on 5/2/2019 was made and financed through a non-interest-bearing payment from the Manager
• $31,000 Offering closed on 12/30/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• $40,000 acquisition offer for 1971 "Fight of the Century" Contract accepted on 02/07/2020 with subsequent cash distribution to the Investors and dissolution of the Series upon payment of currently outstanding tax liabilities
• (3)

											02/06/2020
#APROAK / Series Audemars Piguet A-Series	11/1/2019	Audemars Piguet Royal Oak Jumbo A-Series Ref.5402	$75.00	$75,000	Upfront Purchase	12/6/2019	1/2/2020	Closed	($63)	1,000

• Acquired Underlying Asset for $72,500 on 10/18/2019 financed through a non-interest-bearing payment from the Manager
• $75,000 Offering closed on 1/2/2019 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#88JORDAN / Series Michael Jordan 1988 Sneakers	11/1/2019	1988 Michael Jordan Nike Air Jordan III Sneakers	$11.00	$22,000	Purchase Agreement	1/19/2020	1/27/2020	Closed	$230	2,000

• Purchase Agreement to acquire the Underlying Asset for $20,000 entered on 10/16/2019 with expiration on 12/16/2019
• $22,000 Offering closed on 1/27/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

											05/19/2020
#56MANTLE / Series 1956 Topps Mickey Mantle Card	12/18/2019	1956 Topps #135 Mickey Mantle Card	$1.00	$10,000	Upfront Purchase	1/3/2020	3/11/2020	Closed	($650)	10,000

• Acquired Underlying Asset for $9,000 on 11/26/2019 financed through a non-interest-bearing payment from the Manager
• $10,000 Offering closed on 3/11/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#BIRKINBOR / Series Hermès Bordeaux Porosus Birkin Bag	12/18/2019	2015 Hermès Birkin Bordeaux Shiny Porosus Crocodile with Gold Hardware	$26.25	$52,500	Purchase Option Agreement	2/13/2020	2/20/2020	Closed	$225	2,000

• Purchase Option Agreement to acquire Underlying Asset for $50,000 entered on 11/20/2019
• Down-payment of $12,500 on 12/26/2019 and final payment of $37,500 on 1/7/2020 were made and financed through non-interest-bearing payments from the Manager
• $52,500 Offering closed on 02/20/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#33RUTH / Series 1933 Goudey Babe Ruth Card	12/18/2019	1933 Goudey #144 Babe Ruth Card	$38.50	$77,000	Upfront Purchase	2/20/2020	2/26/2020	Closed	$603	2,000

• Acquired Underlying Asset for $74,000 on 11/26/2019 financed through a non-interest-bearing payment from the Manager
• $77,000 Offering closed on 2/26/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#SPIDER1 / Series 1963 Amazing Spider-Man #1	12/18/2019	1963 Marvel Comics Amazing Spider-Man #1 CGC FN+ 6.5	$22.00	$22,000	Purchase Option Agreement	2/28/2020	3/4/2020	Closed	$230	1,000

• Purchase Option Agreement to acquire Underlying Asset for $20,000 entered on 11/27/2019
• Down-payment of $5,000 on 11/27/2019 and final payment of $15,000 on 1/3/2020 were made and financed through non-interest-bearing payments from the Manager
• $22,000 Offering closed on 3/4/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#BATMAN3 / Series 1940 Batman #3	12/18/2019	1940 D.C. Comics Batman #3 CGC NM 9.4	$78.00	$78,000	Purchase Option Agreement	2/28/2020	3/4/2020	Closed	$585	1,000

• Purchase Option Agreement to acquire Underlying Asset for $75,000 entered on 11/27/2019
• Down-payment of $18,750 on 11/27/2019 and final payment of $56,250 on 1/3/2020 were made and financed through non-interest-bearing payments from the Manager
• $78,000 Offering closed on 3/4/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#AGHOWL / Series Howl and Other Poems	10/11/2019	First Edition Howl and Other Poems	$38.00	$19,000	Purchase Option Agreement	3/6/2020	3/11/2020	Closed	$810	500

• Purchase Option Agreement to acquire Underlying Asset for $15,500 entered on 7/30/2019
• Down-payment of $2,300 on 8/9/2019 and final payment of $13,200 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $19,000 Offering closed on 3/11/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#ROOSEVELT / Series African Game Trails	10/11/2019	First Edition African Game Trails	$19.50	$19,500	Purchase Option Agreement	3/6/2020	3/10/2020	Closed	$1,008	1,000

• Purchase Option Agreement to acquire Underlying Asset for $17,000 entered on 7/30/2019
• Down-payment of $2,550 on 8/9/2019 and final payment of $14,450 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $19,500 Offering closed on 3/10/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#ULYSSES / Series Ulysses	10/11/2019	1935 First Edition Ulysses	$51.00	$25,500	Purchase Option Agreement	3/6/2020	3/10/2020	Closed	$695	500

• Purchase Option Agreement to acquire Underlying Asset for $22,000 entered on 7/30/2019
• Down-payment of $3,400 on 8/9/2019 and final payment of $18,600 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $25,500 Offering closed on 3/10/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#98JORDAN / Series Michael Jordan Jersey	10/11/2019	1998 Michael Jordan Jersey	$64.00	$128,000	Purchase Option Agreement	3/9/2020	3/22/2020	Sold	$4,160	2,000

• Purchase Option Agreement to acquire Underlying Asset for $120,000 entered on 4/26/2019
• Down-payment of $60,000 on 5/2/2019 and final payment of $60,000 on 07/1/2019 were made and financed through non-interest-bearing payments from the Manager
• $128,000 Offering closed on 3/22/2020 and payments made by the Manager and other Obligations were paid through the proceeds

• $165,000 acquisition offer for 1998 Michael Jordan Jersey accepted on 05/11/2020 with subsequent cash distribution to the Investors and dissolution of the Series upon payment of currently outstanding tax liabilities
• (3)

											05/14/2020
#18ZION / Series Zion Williamson 2018 Sneakers	11/1/2019	2018 Zion Williamson Adidas James Harden Sneakers	$30.00	$15,000	Upfront Purchase	3/27/2020	4/2/2020	Closed	$200	500

• Acquired Underlying Asset for $13,500 on 10/17/2019 financed through a non-interest-bearing payment from the Manager
• $15,000 Offering closed on 4/2/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#SNOOPY / Series 2015 Omega Speedmaster "Silver Snoopy"	11/27/2019	2015 Omega Speedmaster Moonwatch	$12.75	$25,500	Upfront Purchase	4/2/2020	4/7/2020	Closed	($55)	2,000

• Acquired Underlying Asset for $24,000 on 10/29/2019 financed through a non-interest-bearing payment from the Manager
• $25,500 Offering closed on 4/7/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#APOLLO11 / Series New York Times Apollo 11	11/1/2019	Apollo 11 Crew-Signed New York Times Cover	$32.00	$32,000	Upfront Purchase	4/8/2020	4/19/2020	Closed	$130	1,000

• Acquired Underlying Asset for $30,000 on 10/17/2019 financed through a non-interest-bearing payment from the Manager
• $32,000 Offering closed on 4/19/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#24RUTHBAT / Series 1924 Babe Ruth Bat	12/18/2019	1924 George "Babe" Ruth Professional Model Bat	$85.00	$255,000	Purchase Agreement	4/10/2020	5/3/2020	Closed	($513)	3,000

• Purchase Agreement to acquire the Underlying Asset for $250,000 entered on 11/21/2019 with expiration on 2/19/2020
• Down-payment of $50,000 on 11/26/2019 and additional payment of $50,000 on 1/24/2020 were made and financed through a non-interest-bearing payment from the Manager
• $255,000 Offering closed on 5/3/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#YOKO / Series Grapefruit	10/11/2019	First Edition Grapefruit	$80.00	$16,000	Purchase Option Agreement	4/29/2020	5/11/2020	Closed	$840	200

• Purchase Option Agreement to acquire Underlying Asset for $12,500 entered on 7/30/2019
• Down-payment of $1,800 on 8/9/2019 and final payment of $10,700 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $16,000 Offering closed on 5/11/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#86JORDAN / Series 1986 Fleer Michael Jordan Card	4/30/2020	1986 Fleer #57 Michael Jordan Card	$40.00	$40,000		Upfront Purchase	5/6/2020	5/13/2020	Closed	$600	1,000

• Acquired Underlying Asset for $38,000 on 2/21/2020 financed through a non-interest-bearing payment from the Manager
• $40,000 Offering closed on 5/13/2020 and payments made by the Manager and other Obligations were paid through the proceeds
• (3)

#SUPER21 / Series Superman #21	4/30/2020	1943 Superman #21 CGC VF/NM 9.0 comic book	$1.00	$6,800	$8,500	Purchase Option Agreement	5/7/2020	Q2 2020 or Q3 2020	Open	$615	6,800	8,500

• Purchase Option Agreement to acquire Underlying Asset for $7,000 entered on 3/16/2020
• Down-payment of $1,400 on 3/20/2020 and final payment of $5,600 on 04/03/2020 were made and financed through non-interest-bearing payments from the Manager

#RUTHBALL1 / Series 1934-39 Babe Ruth Ball	4/30/2020	1934-39 Official American League Babe Ruth Single Signed Baseball	$14.50	$23,200	$29,000	Purchase Agreement	5/8/2020	Q2 2020 or Q3 2020	Open	$510	1,600	2,000

• Purchase Agreement to acquire the Underlying Asset for $27,000 entered on 02/05/2020 with expiration on 04/30/2020
• Down-payment of $5,019 on 2/7/2020, additional payment of $8,432  on 2/28/2020 and final payment of $13,549 on 3/9/2020 were made and financed through non-interest-bearing payments from the Manager

#HULK1 / Series 1962 The Incredible Hulk #1	4/30/2020	1962 The Incredible Hulk #1 CGC VF 8.0	$44.50	$71,200	$89,000	Purchase Agreement	05/12/2020	Q2 2020 or Q3 2020	Open	$143	1,600	2,000

• Purchase Agreement to acquire the Underlying Asset for $87,000 entered on 02/05/2020 with expiration on 04/30/2020
• Down-payment of $16,173 on 2/7/2020, additional payment of $27,170 on 2/28/2020 and final payment of $43,657 on 3/9/2020 were made and financed through non-interest-bearing payments from the Manager

#HIMALAYA / Series Hermès Himalaya Birkin Bag	12/18/2019	2014 Hermès 30cm Birkin Blanc Himalaya Matte Niloticus Crocodile with Palladium Hardware	$70.00	$112,000	$140,000	Purchase Option Agreement	05/19/2020	Q2 2020 or Q3 2020	Open	$6,300	1,600	2,000

• Purchase Option Agreement to acquire Underlying Asset for $130,000 entered on 11/20/2019
• Down-payment of $32,500 on 11/26/2019 and final payment of $97,500 on 1/7/2020 were made and financed through non-interest-bearing payments from the Manager

#APEOD / Series Audemars Piguet "End of Days"	11/1/2019	Audemars Piguet Royal Oak Offshore "End of Days" Ref.25770SN.O.0001KE.01	$62.00	$24,800	$31,000	Upfront Purchase	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$940	400	500	• Acquired Underlying Asset for $28,000 on 10/18/2019 financed through a non-interest-bearing payment from the Manager
#15PTKWT / Series Patek Philippe World Time	11/1/2019	Patek Philippe Complications World Time Ref. 5131R-001	$108.00	$86,400	$108,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	($140)	800	1,000	• Purchase Option Agreement to acquire Underlying Asset for $105,000 entered on 10/18/2019 with expiration on 12/18/2019

#BOND1 / Series Casino Royale	4/30/2020	1953 First Edition, First Issue Casino Royale	$39.00	$31,200	$39,000	Upfront Purchase	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$510	800	1,000	• Acquired Underlying Asset for $37,000 on 1/16/2020 financed through a non-interest-bearing payment from the Manager
#CATCHER / Series The Catcher in the Rye	4/30/2020	1951 First Edition, First Issue The Catcher in the Rye	$25.00	$10,000	$12,500	Upfront Purchase	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$25	400	500	• Acquired Underlying Asset for $11,500 on 1/17/2020 financed through a non-interest-bearing payment from the Manager
#LOTR / Series The Lord of the Rings Trilogy	4/30/2020	1954-1955 First Edition, First Issue The Lord of the Rings Trilogy	$29.00	$23,200	$29,000	Upfront Purchase	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$10	800	1,000	• Acquired Underlying Asset for $27,500 on 1/17/2020 financed through a non-interest-bearing payment from the Manager
#AMZFNT15 / Series 1962 Amazing Fantasy #15	4/30/2020	1962 Amazing Fantasy #15 CGC VG+ 4.5	$65.00	$26,000	$32,500	Purchase Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$575	400	500

• Purchase Agreement to acquire the Underlying Asset for $30,500 entered on 02/05/2020 with expiration on 04/30/2020
• Down-payment of $5,670 on 2/7/2020, additional payment of $9,525 on 2/28/2020 and final payment of $15,305 on 3/9/2020 were made and financed through non-interest-bearing payments from the Manager

#BATMAN1 / Series 1940 Batman #1	4/30/2020	1940 D.C. Comics Batman #1 CGC FR/GD 1.5	$71.00	$56,800	$71,000	Purchase Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$658	800	1,000

• Purchase Agreement to acquire the Underlying Asset for $68,500 entered on 02/05/2020 with expiration on 04/30/2020
• Down-payment of $12,734 on 2/7/2020, additional payment of $21,393 on 2/28/2020 and final payment of $34,373 on 3/9/2020 were made and financed through non-interest-bearing payments from the Manager

#55CLEMENTE / Series 1955 Topps Roberto Clemente Card	4/30/2020	1955 Topps #164 Roberto Clemente NM-MT 8 Baseball Card	$38.00	$30,400	$38,000	Purchase Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$520	800	1,000

• Purchase Agreement to acquire the Underlying Asset for $36,000 entered on 02/05/2020 with expiration on 04/30/2020
• Down-payment of $6,692 on 2/7/2020, additional payment of $11,243 on 2/28/2020 and final payment of $18,065 on 3/9/2020 were made and financed through non-interest-bearing payments from the Manager

#38DIMAGGIO / Series 1938 Goudey Joe DiMaggio Card	4/30/2020	1938 Goudey #274 Joe DiMaggio NM-MT 8 Baseball Card	$22.00	$17,600	$22,000	Purchase Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$680	800	1,000

• Purchase Agreement to acquire the Underlying Asset for $20,000 entered on 02/05/2020 with expiration on 04/30/2020
• Down-payment of $3,718 on 2/7/2020, additional payment of $6,246 on 2/27/2020 and final payment of $10,036 on 3/9/2020 were made and financed through non-interest-bearing payments from the Manager

#GMTBLACK1 / Series Rolex GMT-Master ref. 16758	4/30/2020	Rolex 18k Yellow Gold GMT-Master ref. 16758	$28.00	$22,400	$28,000	Upfront Purchase	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$1,520	800	1,000	• Acquired Underlying Asset for $25,000 on 2/21/2020 financed through a non-interest-bearing payment from the Manager
#SHKSPR4 / Series 1685 Shakespeare Fourth Folio	4/30/2020	1685 Fourth Folio of William Shakespeare’s Comedies, Histories, and Tragedies	$115.00	$92,000	$115,000	Purchase Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$7,288	800	1,000

• Purchase Agreement to acquire Underlying Asset for $105,000 entered on 2/20/2020
• Down-payment of $52,500 on 2/23/2020 and final payment of $52,500 on 3/9/2020 were made and financed through non-interest-bearing payments from the Manager

#50JACKIE / Series 1950 Jackie Robinson Card	4/30/2020	1950 Bowman #22 Jackie Robinson Card	$1.00	$8,000	$10,000	Upfront Purchase	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$100	8,000	10,000	• Acquired Underlying Asset for $9,200 on 3/8/2020 financed through a non-interest-bearing payment from the Manager

#POKEMON1 / Series 1999 Pokémon First Edition Set	4/30/2020	1999 Pokemon First Edition PSA GEM MT 10 Complete Set	$25.00	$100,000	$125,000	Upfront Purchase	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$4,213	4,000	5,000	• Acquired Underlying Asset for $118,000 on 3/8/2020 financed through a non-interest-bearing payment from the Manager
#FANFOUR1 / Series 1961 Fantastic Four #1	4/30/2020	1961 Fantastic Four #1 CGC VF+ 8.5 comic book	$52.50	$84,000	$105,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$2,563	1,600	2,000

• Purchase Option Agreement to acquire Underlying Asset for $100,000 entered on 3/3/2020
• Acquired Underlying Asset for $100,000 on 3/5/2020 financed through a non-interest-bearing payment from the Manager

#CHURCHILL / Series Second World War	4/30/2020	First English Edition copies of Volumes I-VI of The Second World War by Winston Churchill	$1.00	$6,000	$7,500	Upfront Purchase	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$125	6,000	7,500	• Acquired Underlying Asset for $6,500 on 3/9/2020 financed through a non-interest-bearing payment from the Manager
#ANMLFARM / Series Animal Farm	4/30/2020	First Edition, First printing of Animal Farm by George Orwell	$1.00	$8,000	$10,000	Upfront Purchase	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$500	8,000	10,000	• Acquired Underlying Asset for $8,700 on 3/27/2020 financed through a non-interest-bearing payment from the Manager

#CAPTAIN3 / Series Captain America #3	4/30/2020	1941 Captain America Comics #3 CGC VG/FN 5.0 comic book	$37.00	$29,600	$37,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$530	800	1,000

• Purchase Option Agreement to acquire Underlying Asset for $35,500 entered on 3/16/2020
• Down-payment of $7,100 on 3/20/2020 and final payment of $28,400 on 04/24/2020 were financed through non-interest-bearing payments from the Manager

#SOBLACK / Series Hermès So Black Birkin	4/30/2020	2010 Hermès 30cm Black Calf Box Leather “So Black” Birkin with PVD Hardware	$56.00	$44,800	$56,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$4,240	800	1,000

• Purchase Option Agreement to acquire Underlying Asset for $50,000 entered on 3/30/2020
• Acquired Underlying Asset for $50,000 on 4/3/2020 financed through a non-interest-bearing payment from the Manager

#FAUBOURG / Series Hermès Sellier Faubourg Birkin	4/30/2020	2019 Hermès 20cm Sellier Faubourg Brown Multicolor Birkin with Palladium Hardware	$75.00	$120,000	$150,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$31,675	1,600	2,000	• Purchase Option Agreement to acquire Underlying Asset for $115,000 entered on 3/30/2020

#BIRKINTAN / Series Hermès Tangerine Ostrich Birkin Bag	4/30/2020	2015 Hermès 30cm Birkin Tangerine Ostrich with Palladium Hardware	$28.00	$22,400	$28,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$1,520	800	1,000

• Purchase Option Agreement to acquire Underlying Asset for $25,000 entered on 3/30/2020

• Acquired Underlying Asset for $25,000 on 5/15/2020 financed through a non-interest-bearing payment from the Manager

#56TEDWILL / Series 1956 Ted Williams Jersey		1956 Ted Williams Game-Worn Red Sox Home Jersey	$45.00	$72,000	$90,000	Purchase Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$7,825	1,600	2,000	• Purchase Agreement to acquire the Underlying Asset for $80,000 entered on 04/15/2020
#03LEBRON / Series 2003-04 UD LeBron James Card		2003-2004 Upper Deck Exquisite Collection LeBron James Patches Autographs Card	$15.50	$24,800	$31,000	Purchase Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$4,590	1,600	2,000	• Purchase Agreement to acquire the Underlying Asset for $25,000 entered on 04/15/2020
#03JORDAN / Series 2003-04 UD Michael Jordan Card		2003-2004 Upper Deck Exquisite Collection Michael Jordan Patches Autographs Card	$19.00	$30,400	$38,000	Purchase Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$3,520	1,600	2,000	• Purchase Agreement to acquire the Underlying Asset for $33,000 entered on 04/15/2020
#68MAYS / Series 1968 Willie Mays Bat		1968 Willie Mays Signed and Game-Used Adirondack M63 Model Bat	$19.50	$31,200	$39,000	Purchase Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$5,510	1,600	2,000	• Purchase Agreement to acquire the Underlying Asset for $32,000 entered on 04/15/2020

#51MANTLE / Series 1951 Bowman Mickey Mantle Card	1951 Bowman #253 Mickey Mantle Card	$17.00	$27,200	$34,000	Purchase Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$3,060	1,600	2,000	• Purchase Agreement to acquire the Underlying Asset for $29,500 entered on 04/15/2020
#85MARIO / Series 1985 Super Mario Bros.	1985 Factory-Sealed NES Super Mario Bros. Wata 9.8 A+	$50.00	$120,000	$150,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$6,775	2,400	3,000

• Purchase Option Agreement to acquire Underlying Asset for $140,000 entered on 04/22/2020 with expiration on 06/22/2020

• Down-payment of $20,000 on 04/24/2020 was financed through a non-interest bearing payment from the Manager

#TKAM / Series To Kill a Mockingbird	1960 Inscribed First Edition copy of To Kill a Mockingbird by Harper Lee	$16.00	$25,600	$32,000	Purchase Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$1,980	1,600	2,000

• Purchase Agreement to acquire the Underlying Asset for $28,500 entered on 04/27/2020

• Acquired Underlying Asset for $28,500 on 5/01/2020 financed through a non-interest-bearing payment from the Manager

#TMNT1 / Series Teenage Mutant Ninja Turtles #1	1984 Teenage Mutant Ninja Turtles #1 CGC VF/NM 9.8 comic book	$65.00	$52,000	$65,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$4,250	800	1,000

• Purchase Option Agreement to acquire Underlying Asset for $59,000 entered on 04/30/2020 with expiration on 07/30/2020

• Acquired Underlying Asset for $59,000 on 5/01/2020 financed through a non-interest-bearing payment from the Manager

42

#LINCOLN / Series 1864 Abraham Lincoln Photo	1864 Signed, Vignetted Portrait of Abraham Lincoln	$20.00	$64,000	$80,000	Purchase Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$13,900	3,200	4,000

• Purchase Agreement to acquire the Underlying Asset for $64,000 entered on 05/5/2020

• Acquired Underlying Asset for $64,000 on 5/08/2020 financed through a non-interest-bearing payment from the Manager

#61JFK / Series Inaugural Addresses	1961 inscribed copy of Inaugural Addresses of the Presidents of the United States	$11.50	$18,400	$23,000	Purchase Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$5,520	1,600	2,000

• Purchase Agreement to acquire the Underlying Asset for $16,250 entered on 05/11/2020

• Acquired Underlying Asset for $16,250 on 5/08/2020 financed through a non-interest-bearing payment from the Manager

#GATSBY / Series The Great Gatsby	inscribed First Edition, First Issue copy of The Great Gatsby by F. Scott Fitzgerald	$50.00	$160,000	$200,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$10,800	3,200	4,000

• Purchase Option Agreement to acquire Underlying Asset for $185,000 entered on 05/11/2020 with expiration on 10/11/2020

• Acquired Underlying Asset for $185,000 on 5/12/2020 financed through a non-interest-bearing payment from the Manager

43

#NEWTON / Series Principia	1687 First Edition, Continental Issue of Philosophiae Naturalis Principia Mathematica by Sir Isaac Newton	$68.75	$220,000	$275,000	Purchase Option Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$14,488	3,200	4,000

• Purchase Option Agreement to acquire Underlying Asset for $255,000 entered on 05/11/2020 with expiration on 10/11/2020

• Down-payment of $40,000 on 05/12/2020 was financed through a non-interest bearing payment from the Manager

#BATMAN6 / Series Batman #6	1941 Batman #6 CGC NM 9.4 comic book	$13.50	$21,600	$27,000	Purchase Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$2,330	1,600	2,000

• Purchase Agreement to acquire the Underlying Asset for $23,500 entered on 05/18/2020

• Acquired Underlying Asset for $23,500 on 5/22/2020 financed through a non-interest-bearing payment from the Manager

#STARWARS1 / Series Star Wars #1	1977 Star Wars #1 CGC VF/NM 9.0 comic book	$1.00	$9,600	$12,000	Purchase Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$980	9,600	12,000

• Purchase Agreement to acquire the Underlying Asset for $10,000 entered on 05/18/2020

• Acquired Underlying Asset for $10,000 on 5/22/2020 financed through a non-interest-bearing payment from the Manager

#DAREDEV1 / Series Daredevil #1	1964 Daredevil #1 CGC VF/NM 9.0 comic book	$1.00	$9,200	$11,500	Purchase Agreement	Q2 2020 or Q3 2020	Q2 2020 or Q3 2020	Upcoming	$985	9,200	11,500

• Purchase Agreement to acquire the Underlying Asset for $9,500 entered on 05/18/2020

• Acquired Underlying Asset for $9,500 on 5/22/2020 financed through a non-interest-bearing payment from the Manager

Note: Gray shading represents Series for which no Closing of an Offering has occurred. Orange represents sale of Series’ Underlying Asset.

44

(1)If exact Offering dates (specified as Month Day, Year) are not shown, then expected Offering dates are presented.

(2)Interests sold in Series is limited to 2,000 “qualified purchasers” with a maximum of 500 non- “accredited investors”.

(3)Represents the actual Offering Size, number of Interests sold and fees at the Closing of the Offering.

(4)Represents most recent Trading Window for Series as of the date of this filing. Blank cells indicate that no Trading Window for Series has yet occurred as of the date of this filing.

45

USE OF PROCEEDS – Series #56TEDWILL

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #56TEDWILL Asset Cost (1)	$80,000	88.89%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.33%
	Brokerage Fee	$900	1.00%
	Offering Expenses (2)	$675	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.11%
	Marketing Materials	$200	0.22%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$7,825	8.69%
	Total Fees and Expenses	$9,700	10.78%
	Total Proceeds	$90,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.60 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	4/15/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$80,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	Member of the Advisory Board of the Company
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1956 TED WILLIAMS JERSEY

Investment Overview

•Upon completion of the Series #56TEDWILL Offering, Series #56TEDWILL will purchase a 1956 Ted Williams Game-Worn Red Sox Home Jersey as the Underlying Asset for Series #56TEDWILL (The “Series 1956 Ted Williams Jersey” or the “Underlying Asset” with respect to Series #56TEDWILL, as applicable), the specifications of which are set forth below.

•Ted Williams was a left fielder for the Boston Red Sox from 1939 to 1960 and is regarded as one of the greatest hitters in baseball history.

•His career stats include a .344 batting average, 521 home runs, and a .482 on-base percentage, the highest of all time.

•Williams was a nineteen-time All-Star, two-time recipient of the American League Most Valuable Player Award, a six-time American League batting champion, and a two-time Triple Crown winner.

•In 1966 Williams was inducted into the Baseball Hall of Fame, and in 1991 President George H. W. Bush presented Williams with the Presidential Medal of Freedom, the highest civilian honor bestowed by the United States government.

Asset Description

Overview & Authentication

•The Underlying Asset is a game-used home jersey worn by Williams during the 1956 season with the Boston Red Sox. Williams hit 24 home runs in 1956, had an on-base percentage of .479, and was selected as an MLB All-Star.

•The Underlying Asset has been authenticated by Memorabilia Evaluation and Research Services (MEARS), an industry-leading authentication service used by auction houses and collectors across the globe.

•MEARS has issued a Letter of Authenticity for the Underlying Asset and given a grade of MEARS A7.

Notable Features

•The Underlying Asset features the team name, “Red Sox,” in red and navy Old English font across the chest and the number “9” on the verso.

•The lower left tail holds the proper “Tim McAuliffe Inc.” manufacturer’s label above the chain-stitching reading “56, 46, 2 in, 9” sewn directly into the jersey body.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age and condition grade from MEARS.

Details

Series 1956 Ted Williams Jersey
Sport	Baseball
Professional League	Major League Baseball (MLB)
Team	Boston Red Sox
Player / Number	Ted Williams / 9
Year / Season	1956
Memorabilia Type	Game-Worn Jersey
Jersey Type	Home
Primary Color	White
Secondary Color	Red
Manufacturer	Tim McAuliffe, Inc.
Authentication	MEARS
Grade	A7

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1956 Ted Williams Jersey going forward.

USE OF PROCEEDS – Series #03LEBRON

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #03LEBRON Asset Cost (1)	$25,000	80.65%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.97%
	Brokerage Fee	$310	1.00%
	Offering Expenses (2)	$500	1.61%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.32%
	Marketing Materials	$200	0.65%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$4,590	14.81%
	Total Fees and Expenses	$5,700	18.39%
	Total Proceeds	$31,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.61 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	4/15/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$25,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	Member of the Advisory Board of the Company
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2003-04 UD LEBRON JAMES CARD

Investment Overview

•Upon completion of the Series #03LEBRON Offering, Series #03LEBRON will purchase a 2003-2004 Upper Deck Exquisite Collection LeBron James Patches Autographs Card as the Underlying Asset for Series #03LEBRON (The “Series 2003-04 UD LeBron James Card” or the “Underlying Asset” with respect to Series #03LEBRON, as applicable), the specifications of which are set forth below.

•The Upper Deck Company, LLC., is a private company founded in 1988 that specializes in the production of trading cards.

•LeBron James is a professional basketball player who has won three NBA championships, four NBA Most Valuable Player Awards (MVP), three Finals MVP awards, two Olympic gold medals, and is widely considered to be one of the greatest players in NBA history.

•LeBron joined the Cleveland Cavaliers in 2003 as the first overall draft pick and was named the 2003-04 NBA Rookie of the Year.

Asset Description

Overview & Authentication

•The Underlying Asset is a 2003-04 Upper Deck “Exquisite Collection” Patches Autographs #LJ LeBron James Signed Rookie Card.

•The Underlying Asset is a part of a limited-edition issue and numbered “007/100”.

•The Underlying Asset has been authenticated by Beckett Grading Services (BGS) and issued certification number #0011876312.  The card is encased in a protective holder with this authentication number and the condition grade NM-MT 8 clearly displayed.

Notable Features

•The Underlying Asset’s BGS condition report: Centering: 9.5, Corners: 8, Edges: 7, and Surface: 9.

•The face of the card features a picture of LeBron James in the Cleveland Cavaliers uniform, holding a basketball. The face of the card also features embossed silver text that reads: “EXQUISITE PATCHES,” the player’s name, “cavaliers,” the Upper Deck Logo, “EXQUISITE COLLECTION,” and the serial number, “007/100.”

•The face of the card features a piece of a game-used Lebron James jersey.

•The Underlying Asset features LeBron James’ signature in blue marker on a white background.

•The entire card is encased in a protective holder, with the authentication label from BGS clearly featured across the top of the protective case.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its condition grade from BGS.

Details

Series 2003-04 UD Lebron James Card
Sport	Basketball
Professional League	National Basketball Association (NBA)
Player / Number	LeBron James
Team	Cleveland Cavaliers / 23
Year / Season	2003-04
Memorabilia Type	Trading Card
Manufacturer	The Upper Deck Company, LLC.
Issue	2003-04 Exquisite Collection
Rarity	1/100
Signature	“LeBron James”
Authentication	Beckett Grading Services (BGS)
Grade	NM-MT 8

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2003-04 UD Lebron James Card going forward.

USE OF PROCEEDS – Series #03JORDAN

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #03JORDAN Asset Cost (1)	$33,000	86.84%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.79%
	Brokerage Fee	$380	1.00%
	Offering Expenses (2)	$500	1.32%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.26%
	Marketing Materials	$200	0.53%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$3,520	9.26%
	Total Fees and Expenses	$4,700	12.37%
	Total Proceeds	$38,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.62 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	4/15/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$33,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	Member of the Advisory Board of the Company
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2003-04 UD MICHAEL JORDAN CARD

Investment Overview

•Upon completion of the Series #03JORDAN Offering, Series #03JORDAN will purchase a 2003-2004 Upper Deck Exquisite Collection Michael Jordan Patches Autographs Card as the Underlying Asset for Series #03JORDAN (The “Series 2003-04 UD Michael Jordan Card” or the “Underlying Asset” with respect to Series #03JORDAN, as applicable), the specifications of which are set forth below.

•The Upper Deck Company, LLC., is a private company founded in 1988 that specializes in the production of trading cards.

•Michael Jordan debuted with the Bulls in the 1984-1985 season and played with the team until the end of the 1993-1994 NBA season during which time he led the Bulls to three NBA Championships, when he retired for the first time to play Minor League Baseball. He then came out of retirement and returned to the Bulls from 1995 – 1998, leading the team to another three additional NBA Championships, before retiring for the second time. He came out of retirement again and played for the Washington Wizards, until the end of his NBA career, from 2001 to 2003.

•Michael Jordan had a career average of 30.1 points per game, setting an NBA record that still stands today.

•During Michael Jordan’s career, he won six NBA championships (tied for ninth in NBA history) and was awarded five Most Valuable Player awards (tied for second in NBA history).

Asset Description

Overview & Authentication

•The Underlying Asset is a 2003-04 Upper Deck “Exquisite Collection” Patches Autographs #MJ Michael Jordan Signed Card from his final season in the NBA.

•The Underlying Asset is a part of a limited-edition issue and numbered “068/100”.

•The Underlying Asset has been authenticated by Beckett Grading Services (BGS) and issued certification number #0011876125.  The card is encased in a protective holder with this authentication number and the condition grade GEM MINT 9.5 clearly displayed.

Notable Features

•The Underlying Asset’s BGS condition report: Centering: 9.5, Corners: 9, Edges: 9.5, and Surface: 10.

•The face of the card features a picture of Michael Jordan in a Chicago Bulls uniform, holding a basketball over chest-height in his right hand over a blurry crowd. The face of the card also features embossed silver text that reads: “EXQUISITE PATCHES,” the player’s name, “bulls,” the Upper Deck Logo, “EXQUISITE COLLECTION,” and the serial number, “068/100.” The entire face of the card is surrounded by a white border.

•The face of the card features a piece of a game-used jersey worn by Michael Jordan.

•The Underlying Asset features Michael Jordan’s signature in blue marker on the right side of the face of the card. The signature is over a white background.

•The entire card is encased in a protective holder, with the authentication label from BGS across the top of the protective case.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its condition grade from BGS.

Details

Series 2003-04 UD Michael Jordan Card
Sport	Basketball
Professional League	National Basketball Association (NBA)
Player / Number	Michael Jordan / 23
Team	Chicago Bulls
Year / Season	2003-04
Memorabilia Type	Trading Card
Manufacturer	The Upper Deck Company, LLC.
Issue	2003-04 Exquisite Collection
Rarity	1 of 100
Inscription	“Michael Jordan”
Authentication	Beckett Grading Services (BGS)
Grade	GEM MINT 9.5

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2003-04 UD Michael Jordan Card going forward.

USE OF PROCEEDS – Series #68MAYS

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #68MAYS Asset Cost (1)	$32,000	82.05%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.77%
	Brokerage Fee	$390	1.00%
	Offering Expenses (2)	$500	1.28%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.26%
	Marketing Materials	$200	0.51%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$5,510	14.13%
	Total Fees and Expenses	$6,700	17.18%
	Total Proceeds	$39,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.63 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	4/15/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$32,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	Member of the Advisory Board of the Company
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1968 WILLIE MAYS BAT

Investment Overview

•Upon completion of the Series #68MAYS Offering, Series #68MAYS will purchase a 1968 Willie Mays Signed and Game-Used Adirondack M63 Model Bat as the Underlying Asset for Series #68MAYS (The “Series 1968 Willie Mays Bat” or the “Underlying Asset” with respect to Series #68MAYS, as applicable), the specifications of which are set forth below.

•Willie Mays is a notable figure in baseball history ranked second behind only Babe Ruth on The Sporting News' list of “Baseball's 100 Greatest Players of the Twentieth Century.”

•Mays debuted in 1951 with the New York Giants, leading the team to the 1954 World Series title and claiming two National League Most Valuable Player awards.

•Mays played for the Giants until the 1972 season, when a trade sent the “Say Hey Kid” back to New York to play for the young Mets franchise.

•Mays shares the record for most All-Star Games played with Hank Aaron and Stan Musial at 24 each.

•Mays, at the time of his retirement, ranked third on the all-time home run leaderboard with 660. Additionally, Mays is a member of the vaunted 3,000 hit club and boasts a career .302 batting average.

•In 1979, Mays was inducted into the National Baseball Hall of Fame on his first ballot with 409 of a possible 432 votes.

Asset Description

Overview & Authentication

•The Underlying Asset is a signed, game-used Adirondack model M63 Willie Mays professional model bat.

•The Underlying Asset was used during the 1968 season. In 1968 Mays hit 23 home runs and received the Golden Glove Award.

•Professional Sports Authenticator (PSA/DNA) had provided a letter of grading and authenticity for the Underlying Asset and issued the bat a grading of PSA/DNA GU 10.

•PSA/DNA did not offer an opinion as to the authenticity of the signature.

Notable Features

•The Underlying Asset was manufactured by Adirondack and is model number M63.

•The Underlying Asset is signed by Willie Mays in black marker on the front barrel.

•Red and blue bat rack streaks are visible and there is a moderate coat of pine tar on the handle.

•The model number (M63) is stamped into the knob, and Mays’ number (24) is written on the knob in black marker.

•The Underlying Asset is 35¼ inches long, weighs 34.2 ounces., and is made from Ash wood with a flame burned finish.

Notable Defects

•The bat is un-cracked and shows evidence of outstanding use. Many ball marks and stitch impressions are visible on the right, left and back barrel. Cleat marks are visible on the left barrel.

Details

Series 1968 Willie Mays Bat
Sport	Baseball
Professional League	Major League Baseball (MLB)
Player / Number	Willie Mays / 24
Team	San Francisco Giants
Season	1968
Memorabilia Type	Professional Model Bat
Model	M63
Manufacturer	Adirondack
Primary Color	Brown
Length	35¼ inches
Weight	34.2 ounces
Wood	Ash
Finish	Flame Burned
Inscription	“Willie Mays”
Authentication	PSA/DNA
Grade	Game-Used (GU) 10
Condition	Original, Unaltered

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1968 Willie Mays Bat going forward.

USE OF PROCEEDS – Series #51MANTLE

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #51MANTLE Asset Cost (1)	$29,500	86.76%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.88%
	Brokerage Fee	$340	1.00%
	Offering Expenses (2)	$500	1.47%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.29%
	Marketing Materials	$200	0.59%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$3,060	9.00%
	Total Fees and Expenses	$4,200	12.35%
	Total Proceeds	$34,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.64 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	4/15/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$29,500
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	Member of the Advisory Board of the Company
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1951 BOWMAN MICKEY MANTLE CARD

Investment Overview

•Upon completion of the Series #51MANTLE Offering, Series #51MANTLE will purchase a 1951 Bowman #253 Mickey Mantle Card as the Underlying Asset for Series #51MANTLE (The “Series 1951 Bowman Mickey Mantle Card” or the “Underlying Asset” with respect to Series #51MANTLE, as applicable), the specifications of which are set forth below.

•Bowman Gum Inc. was an American chewing gum company founded in 1927. Bowman was best known for its baseball cards, which were popular in the 1940s, until the brand was acquired by Topps in 1956.

•Mickey Mantle was an American professional baseball player who played for the New York Yankees from 1951 to 1968 as a center fielder and first baseman. Over the course of his career, Mantle was selected to sixteen all-star teams and won the World Series seven times. In addition, Mantle holds the World Series record with eighteen home runs.

•When Mantle retired from baseball in 1968, he held the record for most career home runs as a switch-hitter with 536, a record that still stands today.

Asset Description

Overview & Authentication

•The Underlying Asset is a 1951 Bowman Mickey Mantle trading card in Near Mint condition, with a rating of NM 7 from Sportscard Guaranty (SCG).

•The 1951 Bowman #253 is the first Mickey Mantle rookie card and was printed as part of a 324-card set.

•This example of the #253 Bowman has been authenticated by SGC and issued certification number #3715135.  The card is encased in a protective holder with this authentication number and the condition grade of NM 7 clearly displayed.

Notable Features

•The Underlying Asset measures 2-1/16” by 3-1/8” and has a horizontal layout. Out of the 324 cards in the 1951 Bowman set, only 39 were printed horizontally. The face of the card features a picture of Mickey Mantle in the New York Yankees uniform, holding a baseball bat over his right shoulder.

•The reverse side of the card was printed vertically and features the text “No. 253 in the 1951 SERIES BASBEALL PICTURE CARDS,” indicating the card’s place in the set, along with a brief biographical description of Mantle and a summary of his game statistics. The company name, Bowman Gum, Inc., is featured across the bottom of the reverse side.

•The card is encased in a protective holder, with the authentication label from SGC clearly featured across the top of the protective case.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its condition grade from SGC.

Details

Series 1951 Bowman Mickey Mantle Card
Sport	Baseball
Professional League	Major League Baseball (MLB)
Player / Number	Mickey Mantle / 7
Team	New York Yankees
Year / Season	1951
Memorabilia Type	Trading Card
Manufacturer	Bowman Gum, Inc.
Issue	1951 Bowman Baseball Picture Cards
Card Number in Set	253
Authentication	Sportscard Guaranty (SCG)
Grade	NM 7

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1951 Bowman Mickey Mantle Card going forward.

USE OF PROCEEDS – Series #85MARIO

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #85MARIO Asset Cost (1)	$140,000	93.33%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.20%
	Brokerage Fee	$1,500	1.00%
	Offering Expenses (2)	$1,125	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.07%
	Marketing Materials	$200	0.13%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$6,775	4.52%
	Total Fees and Expenses	$9,700	6.47%
	Total Proceeds	$150,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase option agreement is attached as Exhibit 6.65 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	4/22/2020
Expiration Date of Agreement	6/22/2020
Down-payment Amount	$20,000
Installment 1 Amount	$120,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1985 SUPER MARIO BROS.

Investment Overview

•Upon completion of the Series #85MARIO Offering, Series #85MARIO will purchase a 1985 Factory-Sealed NES Super Mario Bros. Wata 9.8 A+ as the Underlying Asset for Series #85MARIO (The “Series 1985 Super Mario Bros.” or the “Underlying Asset” with respect to Series #85MARIO, as applicable), the specifications of which are set forth below.

•Nintendo Co, Ltd. Is a Japanese multinational consumer electronics and video game company founded in 1889. Nintendo is one of the world’s largest video game companies by market capitalization and has created some of the top-selling video game franchises of all time.

•The Nintendo Entertainment System (NES) was a home video game console produced by Nintendo. The NES was launched in New York City in October 1985, Los Angeles in February 1986, and the rest of North America in September of 1986.  Nintendo sold $61.9 million NES units worldwide between 1983 and 1995.

•Super Mario Bros. is a platform game developed and published by Nintendo. The successor to the 1983 arcade game, Mario Bros., it was released in North America and Europe in 1985 for the Nintendo Entertainment System.

•The Underlying Asset is a factory-sealed copy of the original NES Super Mario Bros. graded 9.8 A+ by Wata Games.

Asset Description

Overview & Authentication

•The Underlying Asset is one of the original 17 “black box” games released for the NES.

•The Underlying Asset is 1 of only 14 graded copies in existence of the “Hangtab” variant, an early printing of the game whose box featured a hangtab.

•The Underlying Asset is the single highest graded sealed copy of the original 1985 NES Super Mario Bros of the “Sticker-Sealed” or “Hangtab” variants, which were the earliest releases of the game.

•The Underlying Asset has been authenticated by Wata Games and issued a grade of 9.8 A+.  The game is encased in a protective holder with this authentication number and the condition grade clearly displayed.

Notable Features

•The Underlying Asset is 1 of only 14 graded copies in existence of the “Hangtab” variant, the earliest known mass-produced version of Super Mario Bros. for the NES.

•The Underlying Asset is the third “Hangtab” version (Fifth Print, “NES P SM” Code printed on the back of the box).

Notable Defects

•The Underlying Asset shows signs of wear consistent with its condition grade from Wata Games.

Details

Series 1985 Super Mario Bros
Game	Super Mario Bros.
System	Nintendo Entertainment System (NES)
Manufacturer	Nintendo Co., Ltd.
Production Year	1987
Box Variant	Hangtab, NES-GP, Code, No NES TM, No Rev-A, Round SOQ
Rarity	1 of 14 (Hangtab Variant)
Authentication	Wata Games
Grade	9.8 A+

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1985 Super Mario Bros. going forward.

USE OF PROCEEDS – Series #TKAM

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #TKAM Asset Cost (1)	$28,500	89.06%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.94%
	Brokerage Fee	$320	1.00%
	Offering Expenses (2)	$500	1.56%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$100	0.31%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.31%
	Marketing Materials	$200	0.63%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,980	6.19%
	Total Fees and Expenses	$3,200	10.00%
	Total Proceeds	$32,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.66 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	4/27/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$28,500
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$400

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES TO KILL A MOCKINGBIRD

Investment Overview

•Upon completion of the Series #TKAM Offering, Series #TKAM will purchase a 1960 Inscribed First Edition copy of To Kill a Mockingbird by Harper Lee as the Underlying Asset for Series #TKAM (The “Series To Kill a Mockingbird” or the “Underlying Asset” with respect to Series #TKAM, as applicable), the specifications of which are set forth below.

•Harper Lee was a Pulitzer-Prize winning American novelist best known for her 1960 novel, “To Kill a Mockingbird”.

•“To Kill a Mockingbird” is Harper Lee’s Pulitzer-Prize winning novel about race and justice in the Depression-era South. As of 2016, “To Kill a Mockingbird” has sold over 40 million copies worldwide and has been translated into 40 languages.

•A 1991 survey conducted by Book of the Month Club and the Library of Congress found that “To Kill a Mockingbird” was rated only behind the Bible in books that are “most often cited as making a difference.”

Asset Description

Overview & Authentication

•The Underlying Asset is an inscribed First Edition copy of “To Kill a Mockingbird” by Harper Lee.

•The Underlying Asset is 1 of ~5,000 First Edition copies printed by J.B. Lippincott Company in 1960.

•The Underlying Asset is inscribed to Doris Thompson, co-owner of The Francis Key Scott Bookshop in Washington, DC from Harper Lee.

•The Underlying Asset is accompanied by a signed letter of authenticity from Darren Sutherland, a New York-based rare book specialist.

Notable Features

•The Underlying Asset is hardcovered and in Octavo format.

•The Underlying Asset is inscribed, “To Doris, with my affection and gratitude and love and gratitude and gratitude! Nelle / November 17, 1960” in blue pen on the front free endpaper

•The Underlying Asset comes bound in the original cloth and first print jacket.

Notable Defects

•The Underlying Asset is in unrestored condition.

•The Underlying Asset shows wear on the lower right portion of the dust jacket

Details

Series To Kill a Mockingbird
Title	To Kill a Mockingbird
Author(s)	Harper Lee
Publisher	J.B. Lippincott Company
Publication Date	1960
Binding	Hardcover
Book Condition	Unrestored
Edition	First Edition
Rarity	1 of ~5,000 (First Edition copies)
Inscription or Note	Harper Lee

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series To Kill a Mockingbird going forward.

USE OF PROCEEDS – Series #TMNT1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #TMNT1 Asset Cost (1)	$59,000	90.77%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.46%
	Brokerage Fee	$650	1.00%
	Offering Expenses (2)	$500	0.77%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.15%
	Marketing Materials	$200	0.31%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$4,250	6.54%
	Total Fees and Expenses	$5,700	8.77%
	Total Proceeds	$65,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase option agreement is attached as Exhibit 6.67 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	4/30/2020
Expiration Date of Agreement	7/30/2020
Down-payment Amount	$0
Installment 1 Amount	$59,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES TEENAGE MUTANT NINJA TURTLES #1

Investment Overview

•Upon completion of the Series #TMNT1 Offering, #TMNT1 will purchase a 1984 Teenage Mutant Ninja Turtles #1 CGC VF/NM 9.8 comic book as the Underlying Asset for Series #TMNT1 (the “Series Teenage Mutant Ninja Turtles #1” or the “Underlying Asset” with respect to Series #TMNT1, as applicable), the specifications of which are set forth below.

•The Teenage Mutant Ninja Turtles (TMNT) franchise, which features four fictional anthropomorphic turtles named after Italian Renaissance artists, first debuted as a comic book published by Mirage Studios in 1984. Since then, the TMNT franchise grew to worldwide fame and was used as the basis for multiple television shows, feature films, merchandise lines, video games, and theme parks.

•Teenage Mutant Ninja Turtles #1 is the first title in the self-titled comic book series.

Asset Description

Overview & Authentication

•The Underlying Asset is a 1984 Teenage Mutant Ninja Turtles #1 comic book with a CGC grade of VF/NM 9.8.

•The Underlying Asset is in the top 3.5% of CGC graded copies of 1984 Teenage Mutant Ninja Turtles #1, with no copies known to exist with a higher grade.

•The Underlying Asset is 1 of 3,000 copies of the original printing, and 1 of 27 with a CGC grade of VF/NM 9.8.

Notable Features

•The Underlying Asset features the origin stories and first appearances of the Teenage Mutant Ninja Turtles of Splinter, as well as the first appearances of Shredder and Foot Clan.

•The cover of the Underlying Asset features a black and red drawing of the four turtles standing on the top of a stone building.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age and condition grade from CGC.

Details

Series Teenage Mutant Ninja Turtles #1
Title	Teenage Mutant Ninja Turtles #1
Publisher	Mirage Studios
Store Date	April 30, 1984
Editing	Kevin Eastman, Peter Laird
Script	Kevin Eastman, Peter Laird
Pencils	Kevin Eastman
Inks	Kevin Eastman
Letters	Kevin Eastman, Peter Laird
Authentication	CGC
Grade	VF/NM 9.8

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Teenage Mutant Ninja Turtles #1 going forward.

USE OF PROCEEDS – Series #LINCOLN

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #LINCOLN Asset Cost (1)	$64,000	80.00%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.38%
	Brokerage Fee	$800	1.00%
	Offering Expenses (2)	$600	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$100	0.13%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.13%
	Marketing Materials	$200	0.25%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$13,900	17.38%
	Total Fees and Expenses	$15,700	19.63%
	Total Proceeds	$80,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.68 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	5/5/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$64,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$400

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1864 ABRAHAM LINCOLN PHOTO

Investment Overview

•Upon completion of the Series #LINCOLN Offering, Series #LINCOLN will purchase an 1864 Signed, Vignetted Portrait of Abraham Lincoln as the Underlying Asset for Series #LINCOLN (The “Series 1864 Abraham Lincoln Photo” or the “Underlying Asset” with respect to Series #LINCOLN, as applicable), the specifications of which are set forth below.

•Abraham Lincoln was the 16th President of the United States. Lincoln led the nation through the American Civil War, preserved the Union, abolished slavery, strengthened the federal government and modernized the U.S. economy. Lincoln was famously assassinated in 1865 at age 56 by John Wilkes Booth.

•Matthew Brady, born in 1822, was one of the earliest photographers in American history. Brady opened his studio in New York in 1844 and famously photographed Andrew Jackson, John Quincy Adams and Abraham Lincoln, among other public figures.

•The Underlying Asset is a signed, vignette portrait of Abraham Lincoln from a negative originally taken by Mathew Brady on Friday Jan. 8, 1864.

Asset Description

Overview & Authentication

•The Underlying Asset is from a negative originally taken by Matthew Brady on January 8, 1964.

•The Underlying Asset descended directly through the family of Robert Todd Beckwith, the last male descendant of Abraham Lincoln.

•The image in the Underlying Asset is numbered O-87 in Lloyd Ostendorf’s inventory of known photographs of Lincoln.

•The Underlying Asset is accompanied by a Statement of Provenance from Cowan’s Auctions, an Opinion of Authenticity by History In Ink, LLC, and a notarized Statement of Authenticity from Daniel R. Weinberg of the Abraham Lincoln Book Shop, Inc.

Notable Features

•The Underlying Asset is signed “A Lincoln” along the bottom edge and shows remnants of Brady’s imprint on the verso.

•The Underlying Asset shows even toning to the albumen photograph.

•Lincoln said of this particular portrait, “I don't know that I have any favorite portrait of myself; but I have thought that if I looked like any of the likenesses of me that have been taken, I look most like that one.”

Notable Defects

•The Underlying Asset has 3 clipped corners and shows paper loss on the mount along the lower margin, and to the verso of the carte de visite.

•The Underlying Asset has most of the Brady backmark removed.

•The Underlying Asset shows a pencil notation on the recto along the bottom edge of the mount, as well as a pencil notation on the verso along the left edge.

Details

Series 1864 Abraham Lincoln Photo
Memorabilia Type	Signed Photograph
Subject	Abraham Lincoln
Photographer	Matthew Brady
Photograph Date	January 8, 1864
Inscription	Abraham Lincoln, “A Lincoln”
Provenance	Abraham Lincoln and Mary Todd Lincoln
Authentication	Cowan’s Auctions, History In Ink, Abraham Lincoln Book Shop

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1864 Abraham Lincoln Photo going forward.

USE OF PROCEEDS – Series #61JFK

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #61JFK Asset Cost (1)	$16,250	70.65%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$100	0.43%
	Brokerage Fee	$230	1.00%
	Offering Expenses (2)	$500	2.17%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$100	0.43%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.43%
	Marketing Materials	$200	0.87%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$5,520	24.00%
	Total Fees and Expenses	$6,650	28.91%
	Total Proceeds	$23,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.69 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	5/5/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$16,250
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$400

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES INAUGURAL ADDRESSES

Investment Overview

•Upon completion of the Series #61JFK Offering, Series #61JFK will purchase a 1961 inscribed copy of Inaugural Addresses of the Presidents of the United States as the Underlying Asset for Series #61JFK (The “Series Inaugural Addresses” or the “Underlying Asset” with respect to Series #61JFK, as applicable), the specifications of which are set forth below.

•John Fitzgerald Kennedy served as the 35th President of the United States from January 1961 to November 1963. On November 22, 1963, Kennedy was assassinated in Dallas, Texas.

•Jacqueline Lee Kennedy Onassis, née Bouvier, married John F. Kennedy in 1953 after a career working for the Washington Times-Herald. Jacqueline was known for her highly publicized restoration of the White House and her status as a cultural icon.

•The Underlying Asset is a deluxe limited-edition copy of “Inaugural Addresses of the Presidents of the United States; From George Washington 1789 to John F. Kennedy 1961” inscribed by First Lady Jackie Kennedy to William Walton just one month after the death of President John F. Kennedy.

Asset Description

Overview & Authentication

•The Underlying Asset is one of 85 specially bound copies, each of which featured the recipient’s initials tooled in gold on the front cover.

•The Underlying Asset is inscribed by Jackie Kennedy to William Walton, an American journalist, abstract expressionist painter, and confidant of the Kennedy family. Walton chaired the U.S. Commission of Fine Arts from 1963 to 1971.

•The Underlying Asset is accompanied by a signed letter of authenticity from Darren Sutherland, a New York-based rare book specialist.

Notable Features

•The Underlying Asset is hardcovered and in Octavo format.

•The Underlying Asset is inscribed, “For Bill, Jack was going to give you this for Christmas. Please accept it now from me. With my love, for all you did for Jack. December 1963, Jackie”.

•The Underlying Asset comes bound in brown leather with a gilt title, gilt presidential seal on the front, and gilt decorations on the spine.

•The Underlying Asset features the recipient’s initials, “W.W.” in gold on the front cover.

Notable Defects

•The Underlying Asset is an unrestored association copy in excellent condition.

•The Underlying Asset has minor toning to the spine.

Details

Series Inaugural Addresses
Title	Inaugural Addresses of the Presidents of the United States
Publisher	United States Government Printing Office
Publication Date	1961
Binding	Hardcover
Book Condition	Excellent
Edition	Deluxe Limited Edition
Rarity	1 of 85 (Specially Bound)
Inscription or Note	Signed by Jackie Kennedy, and inscribed: “For Bill, Jack was going to give you this for Christmas. Please accept it now from me. With my love, for all you did for Jack. December 1963, Jackie”

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Inaugural Addresses going forward.

USE OF PROCEEDS – Series #GATSBY

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #GATSBY Asset Cost (1)	$185,000	92.50%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.15%
	Brokerage Fee	$2,000	1.00%
	Offering Expenses (2)	$1,500	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$100	0.05%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.05%
	Marketing Materials	$200	0.10%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$10,800	5.40%
	Total Fees and Expenses	$14,700	7.35%
	Total Proceeds	$200,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase option agreement is attached as Exhibit 6.70 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	5/11/2020
Expiration Date of Agreement	10/11/2020
Down-payment Amount	$0
Installment 1 Amount	$185,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$400

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES THE GREAT GATSBY

Investment Overview

•Upon completion of the Series #GATSBY Offering, Series #GATSBY will purchase an inscribed First Edition, First Issue copy of The Great Gatsby by F. Scott Fitzgerald as the underlying asset for Series #GATSBY (The “Series The Great Gatsby” or the “Underlying Asset” with respect to Series #GATSBY, as applicable), the specifications of which are set forth below.

•F. Scott Fitzgerald, born in 1896, was an American essayist, novelist, screenwriter and short-story writer. Widely considered one of the great American writers of the 20th century, Fitzgerald only received critical and popular acclaim after his death in 1940.

•The Great Gatsby is a novel by F. Scott Fizgerald that explores themes of decadence and social upheaval in the Roaring 20’s. When it was first published in 1925, the book received mixed reviews and only sold about 20,000 copies. The novel experienced a revival during World War II and became a part of American high school curricula and the basis for numerous stage and film adaptions in the following decades.

Asset Description

Overview & Authentication

•The Underlying Asset is an inscribed First Edition, First Issue copy of The Great Gatsby by F. Scott Fitzgerald in the second printing of the dust jacket.

•The Underlying Asset is inscribed to Henry Tatnall Brown, Jr., who was a banker, former Dean of Haverford College, and noted book collector.

•The Underlying Asset is accompanied by a signed letter of authenticity from Darren Sutherland, a New York-based rare book specialist.

Notable Features

•The Underlying Asset is in Octavo format.

•The Underlying Asset is bound in the publisher's original dark bluish-green textured cloth, with its spine lettered in gilt, and front board lettered in blind.

•The Underlying Asset is in its original second-state dust jacket, designed by Francis Cugat, with the "J" of "Jay Gatsby" correctly capitalized.

•The Underlying Asset is signed by the author, F. Scott Fitzgerald, and inscribed on the front-free endpaper: “For Tatnall Brown / from one, who / is flattered at / being remembered / F. Scott Fitzgerald / Hollywood, 1939.”

Notable Defects

•The Underlying Asset is in unrestored condition.

•The Underlying Asset shows a gently leaning spine, softly pushed crown, and some light wear to its spine ends.

Details

Series The Great Gatsby
Title	The Great Gatsby
Author(s)	F. Scott Fitzgerald
Publisher	Charles Scribner’s Sons
Publication Date	1925
Binding	Hardcover
Book Condition	Unrestored, Near Fine
Edition	First Edition, First Issue
Inscriptions or Note	Signed by F. Scott Fitzgerald, and Inscribed “For Tatnall Brown / from one, who / is flattered at / being remembered / F. Scott Fitzgerald / Hollywood, 1939.”

Description

The company treats Memorabilia as collectible assets as collectible and therefore will not depreciate or amortize the Series The Great Gatsby going forward.

USE OF PROCEEDS – Series #NEWTON

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #NEWTON Asset Cost (1)	$255,000	92.73%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.11%
	Brokerage Fee	$2,750	1.00%
	Offering Expenses (2)	$2,063	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$100	0.04%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.04%
	Marketing Materials	$200	0.07%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$14,488	5.27%
	Total Fees and Expenses	$19,700	7.16%
	Total Proceeds	$275,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase option agreement is attached as Exhibit 6.71 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	5/11/2020
Expiration Date of Agreement	10/11/2020
Down-payment Amount	$40,000
Installment 1 Amount	$215,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$400

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES PRINCIPIA

Investment Overview

•Upon completion of the Series #NEWTON Offering, Series #NEWTON will purchase a 1687 First Edition, Continental Issue of Philosophiae Naturalis Principia Mathematica by Sir Isaac Newton as the underlying asset for Series #NEWTON (The “Series Principia” or the “Underlying Asset” with respect to Series #NEWTON, as applicable), the specifications of which are set forth below.

•Sir Isaac Newton, born in 1642, was an English mathematician, physicist, astronomer, theologian and author. A key figure in the scientific revolution, Newton laid the foundations of classical mechanics and universal gravitation.

•Philosopiae Naturalis Principia Mathematica states Newton’s laws of motion, law of universal gravitation, and a derivation of Kepler’s laws of planetary motion. The Principia is considered one of the most important works in the history of science.

•The Underlying Asset is a First Edition, Continental Issue of Philosopiae Naturalis Principia Mathematica by Sir Isaac Newton.

Asset Description

Overview & Authentication

•The Underlying Asset is one of ~50 First Edition Continental Issues printed for distribution within the European Continent by Samuel Smith.

•The Underlying Asset is accompanied by a signed letter of authenticity from Darren Sutherland, a New York-based rare book specialist.

Notable Features

•The Underlying Asset features the title in second state with a three-line imprint.

•The Underlying Asset features numerous woodcut diagrams in text.

•The Underlying Asset features an engraving of the cometary orbit inserted before B1.

•The Underlying Asset has P4 cancelled, correcting the orientation of the diagram on verso.

•The Underlying Asset is bound in contemporary vellum and features tan calf lettering-piece gilt.

•The Underlying Asset is housed in a quarter brown morocco folding case.

Notable Defects

•The Underlying Asset shows minor soiling on its binding.

•The Underlying Asset has had its title-page and outer margins restored.

•The Underlying Asset shows a portion of its rule border in pen facsimile.

•The Underlying Asset has an internal tear or paper flaw crossing text on Ll1, marginal paper flaws on three leaves, and 13 leaves with small worm tracks on their lower margins.

Details

Series Principia
Title	Philosophiae Naturalis Principia Mathematica
Author(s)	Isaac Newton
Publisher	Joseph Streater for the Royal Society [at the expense of Edmond Halley]
Publication Date	1687
Binding	Hardcover
Book Condition	Minor Restoration
Edition	First Edition, Continental Issue

Description

The company treats Memorabilia as collectible assets as collectible and therefore will not depreciate or amortize the Series Principia going forward.

USE OF PROCEEDS – Series #BATMAN6

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #BATMAN6 Asset Cost (1)	$23,500	87.04%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$100	0.37%
	Brokerage Fee	$270	1.00%
	Offering Expenses (2)	$500	1.85%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.37%
	Marketing Materials	$200	0.74%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$2,330	8.63%
	Total Fees and Expenses	$3,400	12.59%
	Total Proceeds	$27,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.72 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	5/18/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$23,500
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES BATMAN #6

Investment Overview

•Upon completion of the Series #BATMAN6 Offering, Series #BATMAN6 will purchase a 1941 Batman #6 CGC NM 9.4 comic book as the Underlying Asset for Series #BATMAN6 (The “Series Batman #6” or the “Underlying Asset” with respect to Series #BATMAN6, as applicable), the specifications of which are set forth below.

•Batman is an ongoing American comic book series featuring the DC Comics superhero Batman as its main protagonist. Batman first appeared in Detective Comics #27, published in May 1939, and the character proved to be so popular that a self-titled comic book series began production in the Spring of 1940.

•Batman #6, titled “Murder on Parole,” is the sixth issue of the self-titled Batman comic book series. The issue features the first appearance and “death” of the villainous Clock Maker.

•The Underlying Asset has a CGC grade of NM 9.4.

Asset Description

Overview & Authentication

•The Underlying Asset is a 1941 Batman #6 comic book with a CGC grade of NM 9.4.

•The Underlying Asset is in the top 2% of CGC graded copies of Batman #6. It is one of three copies graded at CGC 9.4 and only one copy has been graded higher.

Notable Features

•The Underlying Asset has white pages and Central Valley Pedigree.

•The Underlying Asset’s cover by Bob Kane features an illustration of the Dynamic Duo, Batman and Robin, in an action pose over a solid-colored red background.

•The Underlying Asset’s back cover features an advertisement from Daisy Air Rifles. The advert is for “2 FREE TRIPS TO RED RYDER’S ROCKY MOUNTAIN RANCHO.”

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age and condition grade from CGC.

Details

Series Batman #6
Title	Batman #6
Publisher	DC Comics
Store Date	September 10, 1941
Cover Price	$0.10
Editing	Whitney Ellsworth
Script	Bill Finger, Ray McGill, Henry Boltinoff, Gardner F. Fox
Pencils	Bob Kane, Ray McGill, Henry Boltinoff, Lou Paige, Raymond Perry
Inks	Bob Kane, Jerry Robinson, Ray McGill, Henry Boltinoff, Lou Paige, Raymond Perry
Letters	George Roussos, Ray McGill, Henry Boltinoff
Authentication	CGC
Grade	NM 9.4

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Batman #6 going forward.

USE OF PROCEEDS – Series #STARWARS1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #STARWARS1 Asset Cost (1)	$10,000	83.33%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$100	0.83%
	Brokerage Fee	$120	1.00%
	Offering Expenses (2)	$500	4.17%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.83%
	Marketing Materials	$200	1.67%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$980	8.17%
	Total Fees and Expenses	$1,900	15.83%
	Total Proceeds	$12,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.73 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	5/18/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$10,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES STAR WARS #1

Investment Overview

•Upon completion of the Series #STARWARS1 Offering, Series #STARWARS1 will purchase a 1977 Star Wars #1 CGC VF/NM 9.0 comic book as the Underlying Asset for Series #STARWARS1 (The “Series Star Wars #1” or the “Underlying Asset” with respect to Series #STARWARS1, as applicable), the specifications of which are set forth below.

•Star Wars is an American space-opera franchise created by George Lucas. The franchise launched in 1977 with the release of Star Wars (retroactively titled Star Wars: Episode IV – A New Hope) and quickly became a worldwide pop culture phenomenon.

•Star Wars comic books were published by Marvel between 1977 and 1986. In the first year of publication, Marvel decided to raise the price of these comics by 5 cents in select test markets in order to see the effect on sales. As a result, only a small batch of 35-cent cover variants were printed.

•The Underlying Asset has a CGC grade of VF/NM 9.0.

Asset Description

Overview & Authentication

•The Underlying Asset is a 1977 Star Wars #1 35-cent cover variant comic book with a CGC grade of VF/NM 9.0.

•The Underlying Asset is one of an estimated ~1,500 35-cent cover variant Star Wars #1 comic books ever printed.

•The Underlying Asset is in the top ~22% of CGC graded copies of Star Wars #1 35-cent cover variants. Out of 221 CGC-graded copies, it is one of 24 graded at CGC 9.0.

Notable Features

•The Underlying Asset is installment one of the “Star Wars: A New Hope” movie adaption.

•The Underlying Asset features artwork by Howard Chaykin, which is notably off-model and incorrectly colored due to Chaykin’s limited access to stills from the then-unreleased film.

•The Underlying Asset features uncharacteristically overweight drawings of Luke Skywalker and Princess Leia, as well as a green Darth Vader.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age and condition grade from CGC.

Details

Series Star Wars #1
Title	Star Wars #1
Publisher	Marvel
Store Date	June 30, 1977
Cover Price	$0.35
Editing	Roy Thomas
Script	Roy Thomas
Pencils	Howard Chaykin, Tom Palmer
Inks	Howard Chaykin, Tom Palmer
Letters	Howard Chaykin, Tom Palmer
Authentication	CGC
Grade	VF/NM 9.0

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Star Wars #1 going forward.

USE OF PROCEEDS – Series #DAREDEV1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #DAREDEV1 Asset Cost (1)	$9,500	82.61%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$100	0.87%
	Brokerage Fee	$115	1.00%
	Offering Expenses (2)	$500	4.35%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.87%
	Marketing Materials	$200	1.74%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$985	8.57%
	Total Fees and Expenses	$1,900	16.52%
	Total Proceeds	$11,500	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Series with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table. A copy of the purchase agreement is attached as Exhibit 6.74 hereto.

Upon the closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series. The Series will complete the agreement and pay the Asset Seller the amounts listed in the Series Detail Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	5/18/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$9,500
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES DAREDEVIL #1

Investment Overview

•Upon completion of the Series #DAREDEV1 Offering, Series #DAREDEV1 will purchase a 1964 Daredevil #1 CGC VF/NM 9.0 comic book as the Underlying Asset for Series #DAREDEV1 (The “Series Daredevil #1” or the “Underlying Asset” with respect to Series #DAREDEV1, as applicable), the specifications of which are set forth below.

•Daredevil is a fictional superhero in the Marvel Comics universe created by writer Stan Lee, and artists Bill Everett and Jack Kirby. In addition to comic books, Daredevil has appeared in various forms of media including animated series, video games, feature films and merchandise.

•The Underlying Asset has a CGC grade of VF/NM 9.0.

Asset Description

Overview & Authentication

•The Underlying Asset is a 1964 Daredevil #1 comic book with a CGC grade of VF/NM 9.0.

•The Underlying Asset is in the top 5.4% of CGC graded copies of Daredevil #1. Out of 3,652 CGC-graded copies, it is one of 83 graded at CGC 9.0.

Notable Features

•The Underlying Asset features the origin story and first appearance of Daredevil (Matt Murdock), the first appearance of Karen Page, and the first appearance of Foggy Nelson.

•The Underlying Asset features an illustration of Spider-Man on the cover, with the caption “REMEMBER WHEN WE INTRODUCED… SPIDER-MAN. NOW WE CONTINUE THE MIGHTY MARVEL TRADITION WITH DAREDEVIL!!” a testament to Marvel and Stan Lee’s confidence in the new superhero.

•The Underlying Asset has off-white to white pages.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age and condition grade from CGC.

Details

Series Daredevil #1
Title	Daredevil #1
Publisher	Marvel
Store Date	March 31, 1964
Cover Price	$0.12
Editing	Stan Lee
Script	Stan Lee
Pencils	Jack Kirby, Bill Everett
Inks	Bill Everett, Steve Ditko, Sol Brodsky
Letters	Sam Rosen
Authentication	CGC
Grade	VF/NM 9.0

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Daredevil #1 going forward.

RSE ARCHIVE, LLC FINANCIAL STATEMENTS

CONTENTS

PAGE

RSE ARCHIVE, LLC AND VARIOUS SERIES:

Period January 3, 2019 to December 31, 2019 Audited Consolidated Financial Statements

Report of Independent Registered Public Accounting FirmF-1

Consolidated Balance SheetsF-2

Consolidated Statements of OperationsF-5

Consolidated Statements of Members’ Equity F-8

Consolidated Statements of Cash Flows F-10

Notes to Consolidated Financial Statements F-13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Members of

RSE Archive, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of RSE Archive, LLC (the "Company") in total and for each listed Series as of December 31, 2019, and the related consolidated statements of operations, members' equity, and cash flows for the Company in total and for each listed Series for the period from January 3, 2019 (inception) to December 31, 2019, and the related notes (collectively referred to as the "financial statements").  In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company and each listed Series as of December 31, 2019, and the consolidated results of operations and cash flows for the Company and each listed Series for the period from January 3, 2019 (inception) to December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company and each listed Series will continue as a going concern.  As discussed in Note A to the financial statements, the Company's and each listed Series’ lack of liquidity raises substantial doubt about their ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note A.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Restatement

As discussed in Note J to the financial statements the financial statements have been restated to correct an error.

Basis for Opinion

These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on the Company's and each listed Series’ financial statements based on our audits.  We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company and each listed Series in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.  The Company and each listed Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's or each listed Series internal control over financial reporting.  Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks.  Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.  Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that our audits provide a reasonable basis for our opinion.

/s/ EisnerAmper LLP

We have served as the Company's auditor since 2020.

EISNERAMPER LLP

New York, New York

March 31, 2020, except for Note J as to which the date is April 21, 2020.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI	Series #10COBB	Series #POTTER
Assets
Current Assets
Cash and Cash Equivalents	$ 1,450	$ 1,600	$ 300	$ 1,545	$ 1,095
Pre-paid Insurance	-	-	-	-	-
Pre-paid Storage	-	2	-	-	1
Total Current Assets	1,450	1,602	300	1,545	1,096
Other Assets
Collectible Memorabilia - Deposit	-	-	-	-	-
Collectible Memorabilia - Owned	125,000	52,500	16,800	35,000	70,100
TOTAL ASSETS	$ 126,450	$ 54,102	$ 17,100	$ 36,545	$ 71,196

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ -	$ -	$ 13	$ 13	$ -
Due to the Manager for Insurance	237	100	32	66	66
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	237	100	45	79	66

Membership Contributions	126,600	54,100	17,100	36,600	70,740
Capital Contribution	220	203	180	154	131
Capital Contribution for loss at Offering close	-	-	-	-	510
Distribution to RSE Archive	-	-	-	(55)	(55)
Accumulated Deficit	(607)	(301)	(225)	(233)	(196)
Members' Equity	126,213	54,002	17,055	36,466	71,130
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 126,450	$ 54,102	$ 17,100	$ 36,545	$ 71,196

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #TWOCITIES	Series #FROST	Series #BIRKINBLU	Series #SMURF	Series #70RLEX
Assets
Current Assets
Cash and Cash Equivalents	$ 1,495	$ 1,695	$ 1,250	$ 1,100	$ 1,200
Pre-paid Insurance	-	-	-	-	-
Pre-paid Storage	1	1	1	-	-
Total Current Assets	1,496	1,696	1,251	1,100	1,200
Other Assets
Collectible Memorabilia - Deposit	-	-	-	-	-
Collectible Memorabilia - Owned	12,100	10,100	55,500	29,500	17,900
TOTAL ASSETS	$ 13,596	$ 11,796	$ 56,751	$ 30,600	$ 19,100

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$ -	$ -	$ -	$ 13	$ -
Due to the Manager for Insurance	12	10	104	56	34
Due to the Manager or its Affiliates	-	-	-	-	-
Total Liabilities	12	10	104	69	34

Membership Contributions	13,800	12,000	56,750	30,750	19,250
Capital Contribution	131	131	112	110	71
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Archive	(205)	(205)	-	-	(150)
Accumulated Deficit	(142)	(140)	(215)	(329)	(105)
Members' Equity	13,584	11,786	56,647	30,531	19,066
TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 13,596	$ 11,796	$ 56,751	$ 30,600	$ 19,100

See accompanying notes, which are an integral part of these financial statements.

F-3

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2019

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Balance Sheets as of December 31, 2019

	Series #EINSTEIN	Series #HONUS	Series #75ALI	Series #71ALI	Consolidated
Assets
Current Assets
Cash and Cash Equivalents	$1,750	$5,300	$1,050	$1,600	$24,459
Pre-paid Insurance	-	-	-	-	-
Pre-paid Storage	1	-	2	1	1,881
Total Current Assets	1,751	5,300	1,052	1,601	26,340
Other Assets
Collectible Memorabilia - Deposit	-	-	-	-	282,250
Collectible Memorabilia - Owned	11,100	500,028	44,000	27,500	1,301,928
TOTAL ASSETS	$12,851	$505,328	$45,052	$29,101	$1,610,518

LIABILITIES AND MEMBERS' EQUITY / (DEFICIT)
Liabilities
Current Liabilities
Accounts Payable	$-	$-	$-	$-	$130
Due to the Manager for Insurance	11	949	83	52	2,607
Due to the Manager or its Affiliates	-	-	-	-	577,500
Total Liabilities	11	949	83	52	580,237

Membership Contributions	13,000	505,328	45,040	29,100	1,030,158
Capital Contribution	63	16	5	4	7,644
Capital Contribution for loss at Offering close	-	-	10	-	520
Distribution to RSE Archive	(150)	-	-	-	-
Accumulated Deficit	(73)	(965)	(86)	(55)	(8,041)
Members' Equity	12,840	504,379	44,969	29,049	1,030,281
TOTAL LIABILITIES AND MEMBERS' EQUITY	$12,851	$505,328	$45,052	$29,101	1,610,518

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statement of Operations
January 3, 2019 (inception) through December 31, 2019

	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI	Series #10COBB	Series #POTTER
Operating Expenses
Storage	$-	$1	$-	$-	$-
Transportation	-	-	13	13	-
Insurance	237	100	32	66	66
Professional Fees	220	200	180	154	130
Marketing Expense	150	-	-	-	-
Total Operating Expenses	607	301	225	233	196
Operating Loss	(607)	(301)	(225)	(233)	(196)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Income / (Loss) Before Income Taxes	(607)	(301)	(225)	(233)	(196)
Provision for Income Taxes	-	-	-	-	-
Income / (Loss)	$(607)	$(301)	$(225)	$(233)	$(196)

Basic and Diluted (Loss) per Membership Interest	$(0.61)	$(0.15)	$(0.11)	$(0.23)	$(0.07)
Weighted Average Membership Interests	1,000	2,000	2,000	1,000	3,000

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statement of Operations
January 3, 2019 (inception) through December 31, 2019

	Series #TWOCITIES	Series #FROST	Series #BIRKINBLU	Series #SMURF	Series #70RLEX
Operating Expenses
Storage	$-	$-	$1	$-	$-
Transportation	-	-	-	163	-
Insurance	12	10	104	56	34
Professional Fees	130	130	110	110	71
Marketing Expense	-	-	-	-	-
Total Operating Expenses	142	140	215	329	105
Operating Loss	(142)	(140)	(215)	(329)	(105)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	-
Income / (Loss) Before Income Taxes	(142)	(140)	(215)	(329)	(105)
Provision for Income Taxes	-	-	-	-	-
Income / (Loss)	$(142)	$(140)	$(215)	$(329)	$(105)

Basic and Diluted (Loss) per Membership Interest	$(0.71)	$(0.70)	$(0.21)	$(0.16)	$(0.10)
Weighted Average Membership Interests	200	200	1,000	2,000	1,000

See accompanying notes, which are an integral part of these financial statements.

F-6

RSE ARCHIVE, LLC

Consolidated Statement of Operations
January 3, 2019 (inception) through December 31, 2019

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statement of Operations
January 3, 2019 (inception) through December 31, 2019

	Series #EINSTEIN	Series #HONUS	Series #75ALI	Series #71ALI	Consolidated
Operating Expenses
Storage	$1	$-	$-	$-	$1,881
Transportation	-	-	-	-	580
Insurance	11	949	83	52	2,607
Professional Fees	61	16	3	3	1,517
Marketing Expense	-	-	-	-	1,420
Total Operating Expenses	73	965	86	55	8,005
Operating Loss	(73)	(965)	(86)	(55)	(8,005)
Other Expenses
Interest Expense and Financing Fees	-	-	-	-	36
Income / (Loss) Before Income Taxes	(73)	(965)	(86)	(55)	(8,041)
Provision for Income Taxes	-	-	-	-	-
Income / (Loss)	$(73)	$(965)	$(86)	$(55)	$(8,041)

Basic and Diluted (Loss) per Membership Interest	$(0.04)	$(0.10)	$(0.04)	$(0.03)
Weighted Average Membership Interests	2,000	10,000	2,000	2,000

See accompanying notes, which are an integral part of these financial statements.

F-7

RSE ARCHIVE, LLC

Consolidated Statement of Operations
January 3, 2019 (inception) through December 31, 2019

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
January 3, 2019 (inception) through December 31, 2019

	Series #52MANTLE	Series #71MAYS	Series #RLEXPEPSI	Series #10COBB	Series #POTTER
Members' Equity / (Deficit)
Balance January 3, 2019	$ -	$ -	$ -	$ -	$ -
Membership Contributions	126,600	54,100	17,100	36,600	70,740
Capital Contribution	220	203	180	154	131
Capital Contribution for loss at Offering close	-	-	-	-	510
Distribution to RSE Archive	-	-	-	(55)	(55)
Net loss	(607)	(301)	(225)	(233)	(196)
Balance December 31, 2019	$126,213	$54,002	$17,055	$36,466	$71,130

	Series #TWOCITIES	Series #FROST	Series #BIRKINBLU	Series #SMURF	Series #70RLEX
Members' Equity / (Deficit)
Balance January 3, 2019	$ -	$ -	$ -	$ -	$ -
Membership Contributions	13,800	12,000	56,750	30,750	19,250
Capital Contribution	131	131	112	110	71
Capital Contribution for loss at Offering close	-	-	-	-	-
Distribution to RSE Archive	(205)	(205)	-	-	(150)
Net loss	(142)	(140)	(215)	(329)	(105)
Balance December 31, 2019	$13,584	$11,786	$56,647	$30,531	$19,066

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Members’ Equity / (Deficit)
January 3, 2019 (inception) through December 31, 2019

	Series #EINSTEIN	Series #HONUS	Series #75ALI	Series #71ALI	Consolidated
Members' Equity / (Deficit)
Balance January 3, 2019	$ -	$ -	$ -	$ -	$ -
Membership Contributions	13,000	505,328	45,040	29,100	1,030,158
Capital Contribution	63	16	5	4	7,644
Capital Contribution for loss at Offering close	-	-	10	-	520
Distribution to RSE Archive	(150)	-	-	-	-
Net loss	(73)	(965)	(86)	(55)	(8,041)
Balance December 31, 2019	$12,840	$504,379	$44,969	$29,049	$1,030,281

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

January 3, 2019 (inception) through December 31, 2019

	Series #52MANTLE	(Restated) Series #71MAYS	Series #RLEXPEPSI	Series #10COBB	Series #POTTER
Cash Flows from Operating Activities:
Net (Loss)	$(607)	$(301)	$(225)	$(233)	$(196)
Adjustments to Net cash used in operating activities
Expenses Paid by Manager and Contributed to the Company / Series	220	203	180	154	131
(Gain) / Loss on sale of Asset	-	-	-	-	-
Prepaid Insurance	-	-	-	-	-
Prepaid Storage	-	(2)	-	-	(1)
Due to the Manager for Insurance	237	100	32	66	66
Accounts Payable	-	-	13	13	-
Net cash used in operating activities	(150)	-	-	-	-

Cash flow from investing activities:
Deposits on memorabilia	-	-	-	-	-
Investment in memorabilia	(125,000)	(47,250)	(16,800)	(35,000)	(70,100)
Net cash used in investing activities	(125,000)	(47,250)	(16,800)	(35,000)	(70,100)

Cash flow from financing activities:
Proceeds from sale of membership interests	126,600	48,850	17,100	36,600	70,740
Due to the manager and other affiliates	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	510
Distribution to RSE Archive	-	-	-	(55)	(55)
Net cash used in financing activities	126,600	48,850	17,100	36,545	71,195

Net change in cash	1,450	1,600	300	1,545	1,095
Cash beginning of period	-	-	-	-	-
Cash end of period	1,450	1,600	300	1,545	1,095
Supplemental Cash Flow Information:
Membership Interests issued to Asset Seller as consideration	-	$5,250	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

January 3, 2019 (inception) through December 31, 2019

	Series #TWOCITIES	Series #FROST	Series #BIRKINBLU	Series #SMURF	Series #70RLEX
Cash Flows from Operating Activities:
Net (Loss)	$(142)	$(140)	$(215)	$(329)	$(105)
Adjustments to Net cash used in operating activities
Expenses Paid by Manager and Contributed to the Company / Series	131	131	112	110	71
(Gain) / Loss on sale of Asset	-	-	-	-	-
Prepaid Insurance	-	-	-	-	-
Prepaid Storage	(1)	(1)	(1)	-	-
Due to the Manager for Insurance	12	10	104	56	34
Accounts Payable	-	-	-	13	-
Net cash used in operating activities	-	-	-	(150)	-

Cash flow from investing activities:
Deposits on memorabilia	-	-	-	-	-
Investment in memorabilia	(12,100)	(10,100)	(55,500)	(29,500)	(17,900)
Net cash used in investing activities	(12,100)	(10,100)	(55,500)	(29,500)	(17,900)

Cash flow from financing activities:
Proceeds from sale of membership interests	13,800	12,000	56,750	30,750	19,250
Due to the manager and other affiliates	-	-	-	-	-
Contribution related to Offering Closings and Asset Sales	-	-	-	-	-
Distribution to RSE Archive	(205)	(205)	-	-	(150)
Net cash used in financing activities	13,595	11,795	56,750	30,750	19,100

Net change in cash	1,495	1,695	1,250	1,100	1,200
Cash beginning of period	-	-	-	-	-
Cash end of period	1,495	1,695	1,250	1,100	1,200
Supplemental Cash Flow Information:
Membership Interest issued to Asset Seller as consideration	-	-	-	-	-

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Consolidated Statements of Cash Flows

January 3, 2019 (inception) through December 31, 2019

	Series #EINSTEIN	(Restated) Series #HONUS	Series #75ALI	Series #71ALI	(Restated) Consolidated
Cash Flows from Operating Activities:
Net (Loss)	$(73)	$(965)	$(86)	$(55)	$(8,041)
Adjustments to Net cash used in operating activities
Expenses Paid by Manager and Contributed to the Company / Series	63	16	5	4	7,644
(Gain) / Loss on sale of Asset	-	-	-	-	-
Prepaid Insurance	-	-	-	-	-
Prepaid Storage	(1)	-	(2)	(1)	(1,881)
Due to the Manager for Insurance	11	949	83	52	2,607
Accounts Payable	-	-	-	-	130
Net cash used in operating activities	-	-	-	-	459

Cash flow from investing activities:
Deposits on memorabilia	-	-	-	-	(282,250)
Investment in memorabilia	(11,100)	(225,000)	(44,000)	(27,500)	(1,021,650)
Net cash used in investing activities	(11,100)	(225,000)	(44,000)	(27,500)	(1,303,900)

Cash flow from financing activities:
Proceeds from sale of membership interests	13,000	230,300	45,040	29,100	749,880
Due to the manager and other affiliates	-	-	-	-	577,500
Contribution related to Offering Closings and Asset Sales	-	-	10	-	520
Distribution to RSE Archive	(150)	-	-	-	-
Net cash used in financing activities	12,850	230,300	45,050	29,100	1,327,900

Net change in cash	1,750	5,300	1,050	1,600	24,459
Cash beginning of period	-	-	-	-	-
Cash end of period	1,750	5,300	1,050	1,600	24,459
Supplemental Cash Flow Information:
Membership Interest issued to Asset Seller as consideration	-	$275,028	-	-	$280,278

See accompanying notes, which are an integral part of these financial statements.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

RSE Archive, LLC (the “Company”) is a Delaware series limited liability company formed on January 3, 2019.  RSE Archive Manager, LLC, a single member Delaware limited liability company formed on March 27, 2019 and owned by RSE Markets, Inc., is the manager of the Company (the “Manager”). RSE Markets, Inc. serves as the asset manager for the collection of collectible memorabilia owned by the Company and each series (the “Asset Manager”). The Company was formed to engage in the business of acquiring and managing a collection of collectible memorabilia (the “Underlying Assets”). The Company has created, and it is expected that the Company will continue to create, separate series of interests (each, a “Series” or “Series of Interests”), that each Underlying Asset will be owned by a separate Series and that the assets and liabilities of each Series will be separate in accordance with Delaware law. Investors acquire membership interests (the “Interests”) in each Series and will be entitled to share in the return of that particular Series but will not be entitled to share in the return of any other Series.

The Asset Manager is a Delaware corporation formed on April 28, 2016. The Asset Manager is a technology and marketing company that operates the Rally Rd. platform (the “Platform") and manages the Company, through the Manager, and the assets owned by the Company in its roles as the Asset Manager of each Series. The Asset Manager is the owner of the Manager.

The Company intends to sell Interests in a number of separate individual Series of the Company. Investors in any Series acquire a proportional share of income and liabilities as they pertain to a particular Series, and the sole assets and liabilities of any given Series at the time of the closing of an offering related to that particular Series are a single collectible memorabilia (plus any cash reserves for future operating expenses), as well as certain liabilities related to expenses pre-paid by the Asset Manager.

All voting rights, except as specified in the operating agreement or required by law, remain with the Manager (e.g., determining the type and quantity of general maintenance and other expenses required for the appropriate upkeep of each Underlying Asset, determining how to best commercialize the applicable Underlying Assets, evaluating potential sale offers and the liquidation of a Series). The Manager manages the ongoing operations of each Series in accordance with the operating agreement of the Company, as amended and restated from time to time (the “Operating Agreement”).

OPERATING AGREEMENT

General:

In accordance with the Operating Agreement each Interest holder in a Series grants a power of attorney to the Manager. The Manager has the right to appoint officers of the Company and each Series.

Operating Expenses:

After the closing of an offering, each Series is responsible for its own “Operating Expenses” (as defined in Note B(5)). Prior to the closing, Operating Expenses are borne by the Manager or the Asset Manager and not reimbursed by the economic members of a particular Series. Should post-closing Operating Expenses exceed revenues or cash reserves, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series and be entitled to reimbursement of such amount from future revenues generated by the Series (“Operating Expenses Reimbursement Obligation(s)”), on which the Manager or the Asset Manager may impose a rate of interest, and/or (c) cause additional Interests to be issued in order to cover such additional amounts, which Interests may be issued to existing or new investors, and may include the Manager or its affiliates or the Asset Manager.

Fees:

Sourcing Fee: The Manager expects to receive a fee at the closing of each successful offering for its services of sourcing the collectible memorabilia (the “Sourcing Fee”), which may be waived by the Manager in its sole discretion.

Brokerage Fee:  For all Series qualified up to the date of this filing the broker of record received a fee (the “Brokerage Fee”) of 1.0% of the cash from offering for facilitating the sale of securities.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Custody Fee: For all Series qualified up to the date of this filing the custody broker received a fee (the “Custody Fee”) of 0.75% of the cash from offering for facilitating the sale of securities.

Free Cash Flow Distributions:

At the discretion of the Manager, a Series may make distributions of “Free Cash Flow” (as defined in Note F) to both the holders of economic Interests in the form of a dividend and the Manager in the form of a management fee.

In the case that Free Cash Flow is available and such distributions are made, at the sole discretion of the Manager, the members will receive no less than 50% of Free Cash Flow and the Manager will receive up to 50% of Free Cash Flow in the form of a management fee for management of the applicable Underlying Asset. The management fee is accounted for as an expense to the relevant Series rather than a distribution from Free Cash Flow.

Other:

The Manager is responsible for covering its own expenses.

LIQUIDITY AND CAPITAL RESOURCES

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Neither the Company nor any of the Series has generated revenues or profits since inception.

On a total consolidated basis, the Company had sustained a net loss of $(8,041) for the period from January 3, 2019 to December 31, 2019 and had an accumulated deficit of $(8,041) as of December 31, 2019.

All of the liabilities on the balance sheet as of December 31, 2019 are obligations to third-parties or the Manager. All of these liabilities, other than ones for which the Manager does not seek reimbursement, will be covered through the proceeds of future offerings for the various Series of Interests. As of December 31, 2019, the Company has negative working capital of approximately $(0.6) million. If the Company does not continue to obtain financing from the Manager, it will be unable to repay these obligations as they come due.  These factors raise substantial doubt about the Company’s and each listed Series’ ability to continue as a going concern for the twelve months following the date of this filing.

Through December 31, 2019, none of the Company or any Series have recorded any directly attributable revenues through the utilization of Underlying Assets. Management’s plans include anticipating that it will commence commercializing the collection in 2021. Each Series will continue to incur Operating Expenses including, but not limited to storage, insurance, transportation and maintenance expenses, on an ongoing basis. As part of the commercialization of the collection, the Manager opened a showroom in early 2019, in New York City and launched its online shopping experience for merchandise in the third quarter of 2019. No revenues directly attributable to the Company or any Series have been generated through the showroom or the online shop as of December 31, 2019.

F-14

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

At December 31, 2019, the Company and the Series for which closings had occurred, had the following cash balances:

Cash Balance
Applicable Series	Asset	12/31/2019
Series #52MANTLE	1952 Topps #311 Mickey Mantle Card	$1,450
Series #71MAYS	1971 Willie Mays Jersey	1,600
Series #RLEXPEPSI	Rolex GMT Master II	300
Series #10COBB	1910 Ty Cobb Card	1,545
Series #POTTER	1997 First Edition Harry Potter	1,095
Series #TWOCITIES	First Edition A Tale of Two Cities	1,495
Series #FROST	First Edition A Boy's Will	1,695
Series #BIRKINBLU	Bleu Saphir Lizard Hermès Birkin	1,250
Series #SMURF	Rolex Submariner "Smurf"	1,100
Series #70RLEX	1970 Rolex Beta 21	1,200
Series #EINSTEIN	First Edition of Philosopher-Scientist	1,750
Series #HONUS	1909-11 Honus Wagner Card	5,300
Series #75ALI	1975 Muhammad Ali Boots	1,050
Series #71ALI	1971 “Fight of the Century” Contract	1,600
Total Series Cash Balance		22,430
RSE Archive		2,029
Total Cash Balance		$24,459

The cash on the books of RSE Archive is reserved to funding future pre-closing Operating Expenses or “Acquisition Expenses” (see Note B(6) for definition and additional details), as the case may be. The cash on the books of each Series is reserved for funding of post-closing Operating Expenses. During the period from January 3, 2019 to December 31, 2019, the Manager has paid for certain but not all Operating Expenses related to any of the Series that have had closed offerings and has elected not to be reimbursed. These payments made by the Manager are accounted for as capital contributions, amounting to a total of $7,644.

From inception, the Company and the Series have financed their business activities through capital contributions from the Manager or its affiliates to the individual Series. Until such time as the Series’ have the capacity to generate cash flows from operations, the Manager may cover any deficits through additional capital contributions or the issuance of additional Interests in any individual Series. In addition, parts of the proceeds of future offerings may be used to create reserves for future Operating Expenses for individual Series, as has been the case for the majority of the Series for which closings have occurred, listed in the table above, at the sole discretion of the Manager. If the Manager does not continue to fund future operating expenses of the Company and the Series, the Company’s ability to continue future operations may be limited. There is no assurance that financing from the Manager will remain available or that the Manager will provide the Company or any Series with sufficient capital to meet its objectives.

INITIAL OFFERINGS

The Company has completed several initial offerings since its inception in 2019 and plans to continue to increase the number of initial offerings going forward. The table below outlines all offerings for which a closing has occurred as of December 31, 2019. All Series, for which a closing had occurred as of the date of the financial statements, had commenced operations, were capitalized and had assets and various Series have liabilities.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

Series Interest	Series Name	Underlying Asset	Offering Size	Launch Date	Closing Date	Comments
Series #52MANTLE Interests	Series #52MANTLE	1952 Topps #311 Mickey Mantle Card	$132,000	10/18/2019	10/25/2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #71MAYS Interests	Series #71MAYS	1971 Willie Mays Jersey	$57,000	10/25/2019	10/31/2019

• The offering closed and all obligations under the purchase option agreement and other obligations were repaid with the proceeds of the Offering
• The Memorabilia Seller was issued 10% of Interests as part of total purchase consideration

Series #RLEXPEPSI Interests	Series #RLEXPEPSI	Rolex GMT Master II 126710BLRO	$17,800	11/1/2019	11/6/2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #10COBB Interests	Series #10COBB	1910 E98 Ty Cobb Card	$39,000	11/8/2019	11/14/2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #POTTER Interests	Series #POTTER	1997 First Edition Harry Potter	$72,000	11/15/2019	11/21/2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #TWOCITIES Interests	Series #TWOCITIES	First Edition A Tale of Two Cities	$14,500	11/15/2019	11/21/2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #FROST Interests	Series #FROST	First Edition A Boy's Will	$13,500	11/15/2019	11/21/2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #BIRKINBLEU Interests	Series #BIRKINBLEU	Bleu Saphir Lizard Hermès Birkin	$58,000	11/22/2019	11/27/2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #SMURF Interests	Series #SMURF	Rolex Submariner Date "Smurf" Ref. 116619LB	$34,500	11/22/2019	11/27/2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #70RLEX Interests	Series #70RLEX	1970 Rolex Ref. 5100 Beta 21	$20,000	11/27/2019	12/6/2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #EINSTEIN Interests	Series #EINSTEIN	First Edition of Philosopher-Scientist	$14,500	12/6/2019	12/13/2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Series #HONUS Interests	Series #HONUS	1909-1911 T206 Honus Wagner Card	$520,000	12/13/2019	12/26/2019

• The offering closed and all obligations under the purchase option agreement and other obligations were repaid with the proceeds of the Offering
• The Memorabilia Seller was issued 53% of Interests as part of total purchase consideration

Series #75ALI Interests	Series #75ALI	1975 Muhammad Ali Boots worn in fight against Chuck Wepner	$46,000	12/20/2019	12/29/2019	• The offering closed, and payment made by the Manager and other obligations were paid through the proceeds of the Offering
Series #71ALI Interests	Series #71ALI	1971 “Fight of the Century” Contract	$31,000	12/20/2019	12/30/2019	• The offering closed, and the purchase option was exercised. All obligations under the purchase option agreement and other obligations repaid with the proceeds of the Offering
Total at 12/31/2019	14 Series		$1,069,800

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE A - DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (CONTINUED)

ASSET DISPOSITIONS

From time to time, the Company receives unsolicited take-over offers for the Underlying Assets. Per the terms of the Company’s Operating Agreement, the Company, together with the Company’s advisory board evaluates the offers and determines that if, on a case by case basis, it is in the interest of the Investors to sell the Underlying Asset. In certain instances,  the Company may decide to sell an Underlying Asset, that is on the books of the Company, but not yet transferred to a particular Series, because no offering has yet occurred. In these instances, the anticipated offering related to such Underlying Asset will be cancelled.

For the period from January 3, 2019 through December 31, 2019, no asset dispositions had been executed.

Please see Note I, Subsequent Events for additional details on closings of initial offerings or asset dispositions after December 31, 2019.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

All offerings that had closed as of the date of the financial statements were issued under Tier 2 of Regulation A+ and qualified under the Company’s offering circular (as amended). Separate financial statements are presented for each such Series.

2.Use of Estimates:

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near-term due to one or more future confirming events.  Accordingly, the actual results could differ significantly from our estimates.

3.Cash and Cash Equivalents:

The Company considers all short-term investments with an original maturity of three months or less when purchased, or otherwise acquired, to be cash equivalents.

4.Offering Expenses:

Offering expenses related to the offering for a specific Series consist of underwriting, legal, accounting, escrow, compliance, filing and other expenses incurred through the balance sheet date that are directly related to a proposed offering and will generally be charged to members' equity upon the completion of the proposed offering. Offering expenses that are incurred prior to the closing of an offering for such Series, that are funded by the Manager and will generally be reimbursed through the proceeds of the offering related to the Series. However, the Manager has agreed to pay and not be reimbursed for offering expenses incurred with respect to the offerings for all Series that have had a closing as of the date of the financial statements and potentially other future offerings.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In addition to the discrete offering expenses related to a particular Series’ offering, the Manager has also incurred legal, accounting, user compliance expenses and other offering related expenses during the period from January 3, 2019 through December 31, 2019 in order to set up the legal and financial framework and compliance infrastructure for the marketing and sale of offerings. The Manager treats these expenses as operating expenses related to the Manager’s business and will not be reimbursed for these through any activities or offerings related to the Company or any of the Series.

5.Operating Expenses:

Operating Expenses related to a particular memorabilia include storage, insurance, transportation (other than the initial transportation from the memorabilia location to the Manager’s storage facility prior to the offering, which is treated as an “Acquisition Expense”, as defined in Note B(6)), maintenance, professional fees such as annual audit and legal expenses and other memorabilia specific expenses as detailed in the Manager’s allocation policy, together the “Operating Expenses”.  We distinguish between pre-closing and post-closing Operating Expenses. Operating Expenses are expensed as incurred.

Except as disclosed with respect to any future offering, expenses of this nature that are incurred prior to the closing of an offering of Series of Interests, are funded by the Manager and are not reimbursed by the Company, the Series or economic members. Expenses in this case are treated as capital contributions from the Manager to the Company and totaled $7,644 for the period from January 3, 2019 through December 31, 2019.

During the period from January 3, 2019 through December 31, 2019, RSE Archive incurred pre-closing Operating expenses and the following Series had closed Offerings and incurred post-closing Operating Expenses per the table below:

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Operating Expenses
Applicable Series	Asset	12/31/2019
Series #52MANTLE	1952 Topps #311 Mickey Mantle Card	$607
Series #71MAYS	1971 Willie Mays Jersey	301
Series #RLEXPEPSI	Rolex GMT Master II	225
Series #10COBB	1910 Ty Cobb Card	233
Series #POTTER	1997 First Edition Harry Potter	196
Series #TWOCITIES	First Edition A Tale of Two Cities	142
Series #FROST	First Edition A Boy's Will	140
Series #BIRKINBLU	Bleu Saphir Lizard Hermès Birkin	215
Series #SMURF	Rolex Submariner "Smurf"	329
Series #70RLEX	1970 Rolex Beta 21	105
Series #EINSTEIN	First Edition of Philosopher-Scientist	73
Series #HONUS	1909-11 Honus Wagner Card	965
Series #75ALI	1975 Muhammad Ali Boots	86
Series #71ALI	1971 “Fight of the Century” Contract	55
RSE Archive		4,333
Total Operating Expenses		$8,005

Solely in the case of the Series with closed offerings listed in the table above, the Manager has elected that certain, but not all of the post-closing Operating Expenses for the period from January 3, 2019 to December 31, 2019 will be borne by the Manager and not reimbursed and are accounted for as capital contributions by the Manager for each of the Series.

F-20

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

6.Capital Assets:

Memorabilia assets are recorded at cost. The cost of the memorabilia includes the purchase price, including any deposits for the memorabilia funded by the Manager and “Acquisition Expenses,” which include transportation of the memorabilia to the Manager’s storage facility, pre-purchase inspection, pre-offering refurbishment, and other costs detailed in the Manager’s allocation policy.

The Company treats memorabilia assets as collectible and therefore the Company will not depreciate or amortize the collectible memorabilia assets going forward. The collectible memorabilia are considered long-lived assets and will be subject to an annual test for impairment. These long-lived assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.

The collectible memorabilia assets are initially purchased by the Company, either prior to launching an offering or through the exercising of a purchase option simultaneous with the closing of an offering for a particular Series. At closing of an offering for a Series of Interests the collectible memorabilia assets, including capitalized Acquisition Expenses, are then transferred to the Series. Assets are transferred at cost and the Company receives cash from the Series from the proceeds of the offering. The Company uses the proceeds of the transfer to pay off any debt or amounts owed under purchase options and Acquisition Expenses. Acquisition Expenses are typically paid for in advance by the Manager, except in the case of Acquisition Expenses that are anticipated, but might not be incurred until after a closing, such as registration fees or fees related to the transportation of an Underlying Asset from the seller to the Company’s warehouse and are thus only capitalized into the cost of the acquired memorabilia after the Underlying Asset has already been transferred to the Series. The Series uses the remaining cash to repay any accrued interest on loans or marketing expenses related to the preparation of the marketing materials for a particular offering, by distributing the applicable amount to the Company, accounted for as “Distribution to RSE Archive” on the balance sheet. Furthermore, the Series distributes the appropriate amounts for Brokerage Fee, the Custody Fee and, if applicable, the Sourcing Fee using cash from the offering. In case of a closing at a loss, the Manager will make an additional capital contribution to the Series to cover any losses, which is represented as “Distribution to Series” on the balance sheet. Any remaining cash on the balance sheet of the Series after distributions have been made is retained for payment of future operating expenses.

The Company, through non-interest-bearing payments from the Manager or loans from officers of the Manager and third-parties invested in memorabilia assets. For the period from January 3, 2019 to December 31, 2019, the total investment in memorabilia assets was $1,584,178.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Of the $1,584,178 of investments during the period from January 3, 2019 through December 31, 2019, $1,578,478 were related to the purchase price of, or down payments on Underlying Assets, excluding $0 related to the Underlying Assets sold. This brings the total spent on purchase price and down-payments at December 31, 2019 to $1,578,478, since the inception of the Company on January 3, 2019.

Acquisition Expenses related to a particular Series, that are incurred prior to the closing of an offering, are initially funded by the Manager but will be reimbursed with the proceeds from an offering related to such Series, to the extent described in the applicable offering document. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the closing, but incurred after the closing of an offering, for example transportation costs to transport the asset from the seller to the Company’s facility, in which case, additional cash from the proceeds of the offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the closing of the offering. Acquisition Expenses are capitalized into the cost of the memorabilia as per the table below. Should a proposed offering prove to be unsuccessful, the Company will not reimburse the Manager and these expenses will be accounted for as capital contributions, and the Acquisition Expenses will be expensed.

For the period from January 3, 2019 through December 31, 2019, $5,700 of Acquisition Expenses related to the registration, transportation, inspection, repair of collectible memorabilia and other acquisition related expenses were incurred, excluding $0 related to Underlying Assets sold.

The total investment in memorabilia assets as of December 31, 2019 is as follows:

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

As of 12/31/2019
Capitalized Costs
	Applicable Series		Asset	Purchase Price / Down payment	Authen-tication	Other	Total
Asset 1	Series #52MANTLE	(1)	1952 Topps #311 Mickey Mantle Card	$125,000	$-	$-	$125,000
Asset 2	Series #71MAYS	(1)	1971 Willie Mays Jersey	52,500	-	-	52,500
Asset 3	Series #RLEXPEPSI	(1)	Rolex GMT Master II	16,800	-	-	16,800
Asset 4	Series #10COBB	(1)	1910 Ty Cobb Card	35,000	-	-	35,000
Asset 5	Series #POTTER	(1)	1997 First Edition Harry Potter	65,000	100	5,000	70,100
Asset 6	Series #TWOCITIES	(1)	First Edition A Tale of Two Cities	12,000	100	-	12,100
Asset 7	Series #FROST	(1)	First Edition A Boy's Will	10,000	100	-	10,100
Asset 8	Series #BIRKINBLU	(1)	Bleu Saphir Lizard Hermès Birkin	55,500	-	-	55,500
Asset 9	Series #SMURF	(1)	Rolex Submariner "Smurf"	29,500	-	-	29,500
Asset 10	Series #70RLEX	(1)	1970 Rolex Beta 21	17,900	-	-	17,900
Asset 11	Series #EINSTEIN	(1)	First Edition of Philosopher-Scientist	11,000	100	-	11,100
Asset 12	Series #HONUS	(1)	1909-11 Honus Wagner Card	500,028	-	-	500,028
Asset 13	Series #75ALI	(1)	1975 Muhammad Ali Boots	44,000	-	-	44,000
Asset 14	Series #71ALI	(1)	1971 “Fight of the Century” Contract	27,500	-	-	27,500
Asset 15	Series #APROAK	(2)	AP Royal Oak A-Series	72,500	-	-	72,500
Asset 16	Series #88JORDAN	(2)	1988 Air Jordan III Sneakers	20,000	-	-	20,000
Asset 17	Series #SNOOPY	(2)	2015 Omega Speedmaster Moonwatch	24,000	-	-	24,000
Asset 18	Series #98JORDAN	(2)	1998 Michael Jordan Jersey	120,000	-	-	120,000
Asset 19	Series #18ZION	(2)	2018 Zion Williamson Sneakers	13,500	-	-	13,500
Asset 20	Series #YOKO	(2)	First Edition Grapefruit	12,500	100	-	12,600
Asset 21	Series #APOLLO11	(2)	Apollo 11 New York Times	30,000	-	-	30,000
Asset 22	Series #APEOD	(2)	AP Royal Oak "End of Days"	28,000	-	-	28,000
Asset 23	Series #ROOSEVELT	(2)	First Edition African Game Trails	17,000	200	-	17,200
Asset 24	Series #AGHOWL	(2)	First Edition Howl and Other Poems	15,500	-	-	15,500
Asset 25	Series #56MANTLE	(2)	1956 Mickey Mantle Card	9,000	-	-	9,000
Asset 26	Series #24RUTHBAT	(2)	1924 Babe Ruth Bat	50,000	-	-	50,000
Asset 27	Series #33RUTH	(2)	1933 Babe Ruth Card	74,000	-	-	74,000
Asset 28	Series #BIRKINBOR	(2)	2015 Hermès Bordeaux Birkin	12,500	-	-	12,500
Asset 29	Series #HIMALAYA	(2)	2014 Hermès Himalaya Birkin	32,500	-	-	32,500
Asset 30	Series #SPIDER1	(2)	1963 Amazing Spider-Man #1	5,000	-	-	5,000
Asset 31	Series #BATMAN3	(2)	1940 Batman #3	18,750	-	-	18,750
Asset 32	Series #ULYSSES	(2)	1935 First Edition Ulysses	22,000	-	-	22,000
Total				$1,578,478	$700	$5,000	$1,584,178

Acquisition Expense 2019				$1,578,478	$700	$5,000	$1,584,178

Note: Excludes $0 of capitalized acquisitions costs related to Underlying Assets sold.

(1)Offering for Series Interests closed at December 31, 2019 and Underlying Asset owned by applicable Series.

(2)At December 31, 2019 owned by RSE Archive, LLC and not by any Series. To be owned by the applicable Series as of the closing of the applicable offering.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

7.Members’ Equity:

Members’ equity for the Company and any Series consists of capital contributions from the Manager, or its affiliates, Membership Contributions and the Net Income / (Loss) for the period.

Capital contributions from the Manager are made to cover Operating Expenses (as described in Note B(5) above), such as storage, insurance, transportation and ongoing accounting and legal expenses incurred by the Company or any of the Series, for which the Manager has elected not to be reimbursed.

Members’ equity in Membership Contributions issued in a successful closing of an offering for a particular Series are calculated by taking the amount of membership Interests sold in an offering, net of Brokerage Fee, Custody Fee and Sourcing Fee as shown in the table below. In the case of a particular offering, the Brokerage Fee, the Custody Fee and Sourcing Fee (which may be waived by the Manager) related to the offering are paid from the proceeds of any successfully closed offering. These expenses will not be incurred by the Company or the applicable Series or the Manager, if an offering does not close. At December 31, 2019, the following offerings for Series Interests had closed:

Membership Contribution and Uses at Closing
Applicable Series	Asset	Closing Date	Membership Interests	Brokerage Fee	Sourcing Fee	Custody Fee	Total
Series #52MANTLE	1952 Topps #311 Mickey Mantle Card	10/25/2019	$132,000	$1,320	$3,090	$990	$126,600
Series #71MAYS	1971 Willie Mays Jersey	10/31/2019	57,000	570	1,830	500	54,100
Series #RLEXPEPSI	Rolex GMT Master II	11/6/2019	17,800	178	22	500	17,100
Series #10COBB	1910 Ty Cobb Card	11/14/2019	39,000	390	1,510	500	36,600
Series #POTTER	1997 First Edition Harry Potter	11/21/2019	72,000	720	-	540	70,740
Series #TWOCITIES	First Edition A Tale of Two Cities	11/21/2019	14,500	145	55	500	13,800
Series #FROST	First Edition A Boy's Will	11/21/2019	13,500	135	865	500	12,000
Series #BIRKINBLU	Bleu Saphir Lizard Hermès Birkin	11/27/2019	58,000	580	170	500	56,750
Series #SMURF	Rolex Submariner "Smurf"	11/27/2019	34,500	345	2,905	500	30,750
Series #70RLEX	1970 Rolex Beta 21	12/9/2019	20,000	200	50	500	19,250
Series #EINSTEIN	First Edition of Philosopher-Scientist	12/12/2019	14,500	145	855	500	13,000
Series #HONUS	1909-11 Honus Wagner Card	12/26/2019	520,000	5,200	5,572	3,900	505,328
Series #75ALI	1975 Muhammad Ali Boots	12/30/2019	46,000	460	-	500	45,040
Series #71ALI	1971 “Fight of the Century” Contract	12/30/2019	31,000	310	1,090	500	29,100
Total			$1,069,800	$10,698	$18,014	$10,930	$1,030,158

Note: represents Membership Contributions net of Brokerage Fee, Sourcing Fee and Custody Fee at closing of offering for respective Series.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

8.Income taxes:

Each existing Series has elected and qualified, and the Company intends that each future Series will elect and qualify, to be taxed as a corporation under the Internal Revenue Code of 1986.  Each separate Series intends to be accounted for as described in ASC Topic 740, "Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes.  Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. There were no uncertain tax positions as of December 31, 2019.

RSE Archive, LLC, as the master series of the Company and RSE Archive Manager, LLC, the Manager of the Company, intend to be taxed as a “partnership” or a “disregarded entity” for federal income tax purposes and will not make any election or take any action that could cause it to be separately treated as an association taxable as a corporation under Subchapter C of the Code.

9.Earnings (loss) / income per membership interest:

Upon completion of an offering, each Series intends to comply with accounting and disclosure requirement of ASC Topic 260, "Earnings per Share." For each Series, earnings (loss) / income per membership interest (“EPMI”) will be computed by dividing net (loss) / income for a particular Series by the weighted average number of outstanding membership Interests in that particular Series during the period.

As of the period from January 3, 2019 through December 31, 2019, the following Series had closed offerings and the (losses) / income per membership Interest as per the table below:

Earnings (Loss) Per Membership Interest (EPMI)
			12/31/2019
Applicable Series	Asset	Membership Interests	Net (Loss) / Income	EPMI
Series #52MANTLE	1952 Topps #311 Mickey Mantle Card	1,000	$(607)	$(0.61)
Series #71MAYS	1971 Willie Mays Jersey	2,000	(301)	(0.15)
Series #RLEXPEPSI	Rolex GMT Master II	2,000	(225)	(0.11)
Series #10COBB	1910 Ty Cobb Card	1,000	(233)	(0.23)
Series #POTTER	1997 First Edition Harry Potter	3,000	(196)	(0.07)
Series #TWOCITIES	First Edition A Tale of Two Cities	200	(142)	(0.71)
Series #FROST	First Edition A Boy's Will	200	(140)	(0.70)
Series #BIRKINBLU	Bleu Saphir Lizard Hermès Birkin	1,000	(215)	(0.21)
Series #SMURF	Rolex Submariner "Smurf"	2,000	(329)	(0.16)
Series #70RLEX	1970 Rolex Beta 21	1,000	(105)	(0.10)
Series #EINSTEIN	First Edition of Philosopher-Scientist	2,000	(73)	(0.04)
Series #HONUS	1909-11 Honus Wagner Card	10,000	(965)	(0.10)
Series #75ALI	1975 Muhammad Ali Boots	2,000	(86)	(0.04)
Series #71ALI	1971 “Fight of the Century” Contract	2,000	(55)	(0.03)

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE C - RELATED PARTY TRANSACTIONS

Series Members

The managing member of the Company is the Manager. The Company will admit additional members to each of its Series through the offerings of membership Interests in each Series. By purchasing an Interest in a Series of Interests, the investor is admitted as a member of the Series and will be bound by the Company's Operating Agreement. Under the Operating Agreement, each investor grants a power of attorney to the Manager. The Operating Agreement provides the Manager with the ability to appoint officers and advisory board members.

Officer and Affiliate Loans

From time to time, individual officers and affiliates of the Manager may make loans to the Company to facilitate the purchase of memorabilia assets prior to the closing of a Series’ offering.  It is anticipated that each of the loans and related interest will be paid by the Company through proceeds of the offering associated with a Series. Once the Series repays the Company and other parties, such as the Manager, the broker of record  and the custody broker and their respective affiliates, from the proceeds of a closed offering, the memorabilia would then transferred to the related Series and it is anticipated that no Series will bear the economic effects of any loan made to purchase another memorabilia assets.

As of December 31, 2019, no loans were outstanding to either officers or affiliates of the Manager.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE D - DEBT

On April 30, 2019, the Asset Manager and the Company, including an affiliate of the Asset Manager, entered into a $1.5 million revolving line of credit with Silicon Valley Bank. The LoC allowed the Asset Manager to draw up to 80% of the value of an Underlying Assets for any asset held on the books of the Company for less than 180 days. Interest rate on any amounts outstanding under the LoC accrued at a floating per annum rate equal to the greater of (i) 0.50% above the Prime Rate (defined as the rate published in the money rates section of The Wall Street Journal) or (ii) 6.0%. Interest expense is paid monthly by the Asset Manager. The Company was also held jointly and severably liable for any amounts outstanding under this LoC. On December 20, 2019, the Asset Manager and the Company cancelled the LoC and the Asset Manager repaid $220,000 outstanding under the LoC plus accrued interest of $1,100.

Simultaneous with the cancellation of the LoC, the Asset Manager and the Company, including an affiliate of the Asset Manager, entered into a $2.25 million demand note (the “DM”) with Upper90. The DM allows the Asset Manager to draw up to 100% of the value of the Underlying Assets for any asset held on the books of the Company. Interest rate on any amounts outstanding under the DM accrues at a fixed per annum rate of 15%. The Company is also held jointly and severably liable for any amounts outstanding under this DM. It is anticipated that the Asset Manager will replace the DM with a more permanent piece of debt from Upper90 at essentially the same terms sometime in the second quarter of 2020.

As of December 31, 2019, $1,560,000 debt plus $7,800 of accrued interest was outstanding under the DM. Of the $1,560,000 outstanding, $565,000 were related to memorabilia assets and the remainder to assets of the affiliate of the Asset Manager, per the table below:

Borrowing Base
Asset Type	Series	Underlying Asset	$ Borrowed	Date Drawn
Automobile	#81AV1	1982 Aston Martin V8 Vantage	$285,000	12/20/2019
Automobile	#72FG2	1972 Ferrari 365 GT C/4	275,000	12/20/2019
Automobile	#95FF1	1995 Ferrari 355 Spider	105,000	12/20/2019
Automobile	#03SS1	2003 Series Saleen S7	330,000	12/20/2019
Memorabilia	#98JORDAN	1998 Michael Jordan Jersey	120,000	12/20/2019
Memorabilia	#33RUTH	1933 Babe Ruth Card	74,000	12/20/2019
Memorabilia	#56MANTLE	1956 Mickey Mantle Card	9,000	12/20/2019
Memorabilia	#88JORDAN	1988 Air Jordan III Sneakers	20,000	12/20/2019
Memorabilia	#AGHOWL	First Edition Howl and Other Poems	15,500	12/20/2019
Memorabilia	#ROOSEVELT	First Edition African Game Trails	17,000	12/20/2019
Memorabilia	#ULYSSES	1935 First Edition Ulysses	22,000	12/20/2019
Memorabilia	#YOKO	First Edition Grapefruit	12,500	12/20/2019
Memorabilia	#BIRKINBOR	2015 Hermès Bordeaux Birkin	50,000	12/20/2019
Memorabilia	#HIMALAYA	2014 Hermès Himalaya Birkin	130,000	12/20/2019
Memorabilia	#SPIDER1	1963 Amazing Spider-Man #1	20,000	12/20/2019
Memorabilia	#BATMAN3	1940 Batman #3	75,000	12/20/2019
Total			$1,560,000

Note: Series #81AV1, Series #72FG2, Series #95FF1 and Series #03SS1 are Series of an affiliate of the Asset Manager.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE E - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY

Overview of Revenues

As of December 31, 2019, we have not yet generated any revenues directly attributable to the Company or any Series to date.  In addition, we do not anticipate the Company or any Series to generate any revenue in excess of costs associated with such revenues until 2021. In early 2019, the Manager of the Company launched its first showroom in New York City and in mid-2019 launched an online shopping experience for merchandise In future, the Manager of the Company plans to roll out additional opportunities for revenue generation including additional showrooms.

Overview of Costs and Expenses

The Company distinguishes costs and expenses between those related to the purchase of a particular memorabilia asset and Operating Expenses related to the management of such memorabilia assets.

Fees and expenses related to the purchase of an underlying memorabilia asset include Offering Expenses, Acquisition Expenses Brokerage Fee, Custody Fee and Sourcing Fee.

Within Operating Expenses, the Company distinguishes between Operating Expenses incurred prior to the closing of an offering and those incurred after the closing of an offering. Although these pre- and post- closing Operating Expenses are similar in nature and consist of expenses such as storage, insurance, transportation, marketing and maintenance and professional fees such as ongoing bookkeeping, legal and accounting expenses associated with a Series, pre-closing Operating Expenses are borne by the Manager and are not expected to be reimbursed by the Company or the economic members. Post-closing Operating Expenses are the responsibility of each Series of Interest and may be financed through (i) revenues generated by the Series or cash reserves at the Series or (ii) contributions made by the Manager, for which the Manager does not seek reimbursement or (iii) loans by the Manager, for which the Manager may charge a rate of interest or (iv) issuance of additional Interest in a Series (at the discretion of the Manager).

Allocation Methodology

Allocation of revenues and expenses and costs will be made amongst the various Series in accordance with the Manager's allocation policy. The Manager's allocation policy requires items that are related to a specific Series to be charged to that specific Series. Items not related to a specific Series will be allocated pro rata based upon the value of the underlying memorabilia assets or the number of memorabilia, as stated in the Manager’s allocation policy and as determined by the Manager. The Manager may amend its allocation policy in its sole discretion from time to time.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE E - REVENUE, EXPENSE AND COST ALLOCATION METHODOLOGY (CONTINUED)

Allocation Methodology or Description by Category

•Revenue: Revenues from the anticipated commercialization of the collection of memorabilia will be allocated amongst the Series whose underlying memorabilia are part of the commercialization events, based on the value of the underlying memorabilia assets. No revenues attributable directly to the Company or any Series have been generated during the period from January 3, 2019 to December 31, 2019.

•Offering Expenses: Offering Expenses, other than those related to the overall business of the Manager (as described in Note B(4)) are funded by the Manager and generally reimbursed through the Series proceeds upon the closing of an offering. Offering Expenses are charged to a specific Series.

•Acquisition Expenses: Acquisition Expenses (as described in Note B(6)), are typically funded by the Manager, and reimbursed from the Series proceeds upon the closing of an offering. Unless, to the extent that certain Acquisition Expenses are anticipated prior to the closing, but incurred after the closing of an offering, for example registration fees, in which case, additional cash from the proceeds of the offering will be retained on the Series balance sheet to cover such future anticipated Acquisition Expenses after the closing of the offering. Acquisition Expenses incurred are capitalized into the cost of the Underlying Asset on the balance sheet of the Company and subsequently transferred to the Series upon closing of the offering for the Series Interests.

•Sourcing Fee / Losses: The Sourcing Fee is paid to the Manager from the Series proceeds upon the close of an offering (see note B(7)) and is charged to the specific Series. Losses incurred related to closed offerings, due to shortfalls between proceeds from closed offerings and costs incurred in relation to these offerings are charged to the specific Series but are reimbursed by the Manager and accounted for as capital contributions to the Series (as described in Note B(6)).

•Brokerage Fee: The Brokerage Fee is paid to the broker of record from the Series proceeds upon the closing of an offering (see note B(7)) and is charged to the specific Series.

•Custody Fee: The Custody Fee is paid to the custody broker from the Series proceeds upon the closing of an offering (see note B(7)) and is charged to the specific Series.

•Operating Expenses: Operating Expenses (as described in Note B(5)), including storage, insurance, maintenance costs and other Series related Operating Expenses, are expensed as incurred:

oPre-closing Operating Expenses are borne by the Manager and accounted for as capital contributions from the Manager to the Company and are not reimbursed.

oPost-closing Operating Expenses are the responsibility of each individual Series.

oIf not directly charged to the Company or a Series, Operating Expenses are allocated as follows:

▪Insurance: based on the premium rate allocated by value of the Underlying Assets

▪Storage: based on the number of Underlying Assets

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE F - FREE CASH FLOW DISTRIBUTIONS AND MANAGEMENT FEES

Any available Free Cash Flow of a Series of Interests shall be applied in the following order of priority, at the discretion of the Manager:

i)Repayment of any amounts outstanding under Operating Expenses Reimbursement Obligations.

ii)Thereafter, reserves may be created to meet future Operating Expenses for a particular Series.

iii)Thereafter, at least 50% of Free Cash Flow (net of corporate income taxes applicable to such Series of Interests) may be distributed as dividends to interest holders of a particular Series.

iv)The Manager may receive up to 50% of Free Cash Flow in the form of a management fee, which is accounted for as an expense to the statement of operations of a particular Series.

“Free Cash Flow” is defined as net income (as determined under GAAP) generated by any Series of Interests plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) and less any capital expenditures related to the relevant Series.

As of December 31, 2019, no distributions of Free Cash Flow or management fees were paid by the Company or in respect of any Series.

F-30

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE G - INCOME TAX

As of December 31, 2019, each individual Series has elected to be treated as a corporation for tax purposes.

No provision for income taxes for the period from January 3, 2019 to December 31, 2019 has been recorded for any individual Series as all individual Series incurred net losses.  Each individual Series records a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets primarily resulting from net operating losses will not be realized.  The Company’s net deferred tax assets at December 31, 2019 are fully offset by a valuation allowance, and therefore, no tax benefit applicable to the loss for each individual Series for the years ended December 31, 2019 has been recognized. Losses incurred after January 1, 2019 do not expire for federal income tax purposes.

Reconciliation of the benefit for income taxes from continuing operations recorded in the consolidated statements of operations with the amounts computed at the statutory federal tax rates is shown below. RSE Archive has elected to be treated as a partnership; thus, for the period from January 3, 2019 through December 31, 2019 the only tax affected components of deferred tax assets and deferred tax liabilities related to closed Series.

Period from January 3, 2019 through December 31, 2019:

Applicable Series	Federal Tax Benefit at Statutory Rate	Change in Valuation Allowance	Benefit for Income Taxes
Series #52MANTLE	$ (127)	$ 127	$ -
Series #71MAYS	(63)	63	-
Series #RLEXPEPSI	(47)	47	-
Series #10COBB	(49)	49	-
Series #POTTER	(41)	41	-
Series #TWOCITIES	(30)	30	-
Series #FROST	(29)	29	-
Series #BIRKINBLU	(45)	45	-
Series #SMURF	(69)	69	-
Series #70RLEX	(22)	22	-
Series #EINSTEIN	(15)	15	-
Series #HONUS	(203)	203	-
Series #75ALI	(18)	18	-
Series #71ALI	(12)	12	-
Total	$ (770)	$ 770	$ -

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE G - INCOME TAX (CONTINUED)

Tax affected components of deferred tax assets and deferred tax liabilities at December 31, 2019, consisting of net operating losses, were as follows:

Federal Loss Carry-forward
Applicable Series	Federal Loss Carry-forward	Valuation Allowance	Net Deferred Tax Asset
Series #52MANTLE	$ (127)	$ 127	$ -
Series #71MAYS	(63)	63	-
Series #RLEXPEPSI	(47)	47	-
Series #10COBB	(49)	49	-
Series #POTTER	(41)	41	-
Series #TWOCITIES	(30)	30	-
Series #FROST	(29)	29	-
Series #BIRKINBLU	(45)	45	-
Series #SMURF	(69)	69	-
Series #70RLEX	(22)	22	-
Series #EINSTEIN	(15)	15	-
Series #HONUS	(203)	203	-
Series #75ALI	(18)	18	-
Series #71ALI	(12)	12	-
Total	$ (770)	$ 770	$ -

Based on consideration of the available evidence including historical losses a valuation allowance has been recognized to offset deferred tax assets, as management was unable to conclude that realization of deferred tax assets were more likely than not.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE H - CONTINGENCIES

COVID-19

The extent of the impact and effects of the recent outbreak of the coronavirus (COVID‐19) on the operation and financial performance of our business are unknown. However, the Company does not expect that the outbreak will have a material adverse effect on our business or financial results at this time.

Restriction on Sale of Series #HONUS

•Without the Company’s prior written consent (which may be withheld in the Company’s sole discretion), the Asset Seller will not, directly or indirectly, offer, pledge, sell, transfer, hypothecate, mortgage, grant or encumber, sell or grant any option, purchase any option, enter into any arrangement or contract to do any of the foregoing, or otherwise transfer, dispose or encumber the Asset Seller’s Equity Interest.

•Without the Asset Seller’s prior written consent, the Company will not sell the Underlying Asset within 36-months of the Closing.

•The Company will not sell the Underlying Asset for a purchase price of less than $1,900,000.00 without the Asset Seller’s prior written consent.

•For a 10 year period following the Closing, the Company (or our designee(s)) will have the right, exercisable at any time upon written notice to the Asset Seller, to repurchase from the Asset Seller the Asset Seller Equity Interest for a purchase price valuing the Series at no less than $1,900,000.00.  In the event the Company exercises this right, the Asset Seller will execute and deliver or cause to be executed and delivered to us such agreements or instruments as we may reasonably request, in order to facilitate such repurchase.

•If the Underlying Asset is sold within 5 years of the Closing, the Company will use commercially reasonable efforts to include as a condition in the sale agreement relating to such sale that purchaser of the Underlying Asset must lend the Underlying Asset to the Asset Seller for 60 days per calendar year for a 24-month period post-sale.  The Company will have no further obligation to the Asset Seller once the Company sells the Underlying Asset.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE I - SUBSEQUENT EVENTS

Subsequent Offerings

The table below shows all offerings, which have closed after the date of the financial statements through March 31, 2020.

Series Interest	Series Name	Underlying Asset	Offering Size	Opening Date	Closing Date	Status	Comments
Series #88JORDAN Interest	Series Michael Jordan 1988 Sneakers	1988 Michael Jordan Nike Air Jordan III Sneakers	$22,000	1/19/2020	1/27/2019	Closed

• Purchase Agreement to acquire the Underlying Asset for $20,000 entered on 10/16/2019 with expiration on 12/16/2019
• $22,000 Offering closed on 1/27/2020 and payments made by the Manager and other Obligations were paid through the proceeds

Series #56MANTLE Interest	Series 1956 Topps Mickey Mantle Card	1956 Topps #135 Mickey Mantle Card	$10,000	1/3/2020	3/11/2020	Closed

• Acquired Underlying Asset for $9,000 on 11/26/2019 financed through a non-interest-bearing payment from the Manager

• $10,000 Offering closed on 3/11/2020 and payments made by the Manager and other Obligations were paid through the proceeds

Series #BIRKINBOR Interest	Series Hermès Bordeaux Porosus Birkin Bag	2015 Hermès Birkin Bordeaux Shiny Porosus Crocodile with Gold Hardware	$52,500	2/14/2020	2/20/2020	Closed

• Purchase Option Agreement to acquire Underlying Asset for $50,000 entered on 11/20/2019
• Down-payment of $12,500 on 12/26/2019 and final payment of $37,500 on 1/7/2020 were made and financed through non-interest-bearing payments from the Manager
• $52,500 Offering closed on 02/20/2020 and payments made by the Manager and other Obligations were paid through the proceeds

Series #33RUTH Interest	Series 1933 Goudey Babe Ruth Card	1933 Goudey #144 Babe Ruth Card	$77,000	2/21/2020	2/26/2020	Closed	• Acquired Underlying Asset for $74,000 on 11/26/2019 financed through a non-interest-bearing payment from the Manager
Series #SPIDER1 Interest	Series 1963 Amazing Spider-Man #1	1963 Marvel Comics Amazing Spider-Man #1 CGC FN+ 6.5	$22,000	2/28/2020	3/4/2020	Closed

• Purchase Option Agreement to acquire Underlying Asset for $20,000 entered on 11/27/2019
• Down-payment of $5,000 on 11/27/2019 and final payment of $15,000 on 1/3/2020 were made and financed through non-interest-bearing payments from the Manager
• $22,000 Offering closed on 3/4/2020 and payments made by the Manager and other Obligations were paid through the proceeds

Series #BATMAN3 Interest	Series 1940 Batman #3	1940 D.C. Comics Batman #3 CGC NM 9.4	$78,000	2/28/2020	3/4/2020	Closed

• Purchase Option Agreement to acquire Underlying Asset for $75,000 entered on 11/27/2019
• Down-payment of $18,750 on 11/27/2019 and final payment of $56,250 on 1/3/2020 were made and financed through non-interest-bearing payments from the Manager
• $78,000 Offering closed on 3/4/2020 and payments made by the Manager and other Obligations were paid through the proceeds

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE I - SUBSEQUENT EVENTS (CONTINUED)

Series Interest	Series Name	Underlying Asset	Offering Size	Opening Date	Closing Date	Status	Comments
Series #AGHOWL Interest	Series Howl and Other Poems	First Edition Howl and Other Poems	$19,000	3/6/2020	3/11/2020	Closed

• Purchase Option Agreement to acquire Underlying Asset for $15,500 entered on 7/30/2019
• Down-payment of $2,300 on 8/9/2019 and final payment of $13,200 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $19,000 Offering closed on 3/11/2020 and payments made by the Manager and other Obligations were paid through the proceeds

Series #ROOSEVELT Interest	Series African Game Trails	First Edition African Game Trails	$19,500	3/6/2020	3/10/2020	Closed

• Purchase Option Agreement to acquire Underlying Asset for $17,000 entered on 7/30/2019
• Down-payment of $2,550 on 8/9/2019 and final payment of $14,450 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $19,500 Offering closed on 3/10/2020 and payments made by the Manager and other Obligations were paid through the proceeds

Series #ULYSSES Interest	Series Ulysses	1935 First Edition Ulysses	$25,500	3/6/2020	3/10/2020	Closed

• Purchase Option Agreement to acquire Underlying Asset for $22,000 entered on 7/30/2019
• Down-payment of $3,400 on 8/9/2019 and final payment of $18,600 on 10/11/2019 were made and financed through non-interest-bearing payments from the Manager
• $25,500 Offering closed on 3/10/2020 and payments made by the Manager and other Obligations were paid through the proceeds

Series #98JORDAN Interest	Series Michael Jordan Jersey	1998 Michael Jordan Jersey	$128,000	3/13/2020	3/22/2020	Closed

• Purchase Option Agreement to acquire Underlying Asset for $120,000 entered on 4/26/2019
• Down-payment of $60,000 on 5/2/2019 and final payment of $60,000 on 07/1/2019 were made and financed through non-interest-bearing payments from the Manager

• $128,000 Offering closed on 3/22/2020 and payments made by the Manager and other Obligations were paid through the proceeds

The Company expects to launch and close additional offerings throughout the remainder of the year and beyond.

Asset Disposition

On February 1, 2020, the Company received an unsolicited take-over offer for Series “Fight of The Century” Contract, the Underlying Asset for Series #71ALI, in the amount of $40,000. Per the terms of the Company’s Operating Agreement, the Company, together with the Company’s advisory board has evaluated the offer and has determined that it is in the interest of the Investors to sell the Series “Fight of The Century” Contract. The purchase and sale agreement was executed on February 7, 2020.

RSE ARCHIVE, LLC

Notes to Consolidated Financial Statements

NOTE J - RESTATEMENT

During the period from January 3, 2019 through December 31, 2019, the Company incorrectly included the non-cash membership interests issued  as part of the total consideration issued by the Company to the  sellers of Series #HONUS and Series #71MAYS, in the statements of cash flows, for each of these two individual Series and in the consolidated statement of the Company.  As a result, the Cash Flows from Investing Activities and Cash Flows from Financing Activities for these two Series and the consolidated amounts have been restated to appropriately reflect the amount of cash consideration that was (i) paid for the specific assets and recorded as Investment in Memorabilia in Cash Flows from Investing Activities, and (ii) received by the Series through the offering of membership interests and recorded as Proceeds from Sale of Membership Interest in Cash Flows from Financing Activities.  The error had no effect on the consolidated balance sheets, consolidated statements of operations, and consolidated statements of members’ equity (deficit).

The specific adjustments related to each Series and the total consolidated amounts of the Company in the Statement of Cash Flows follows:

	Series #HONUS
	As Originally Filed	Adjustment	As Restated

Cash flows from investing activities:
Investment in memorabilia	($500,028)	$275,028	($225,000)
Net cash used in investing activities	($500,028)	$275,028	($225,000)

Cash flows from financing activities:
Proceeds from sale of membership interests	$505,328	($275,028)	$230,300
Net cash provided by financing activities	$505,328	($275,028)	$230,300

	Series #71MAYS
	As Originally Filed	Adjustment	As Restated

Cash flows from investing activities:
Investment in memorabilia	($52,500)	$5,250	($47,250)
Net cash used in investing activities	($52,500)	$5,250	($47,250)

Cash flows from financing activities:
Proceeds from sale of membership interests	$54,100	($5,250)	$48,850
Net cash provided by financing activities	$54,100	($5,250)	$48,850

	Consolidated
	As Originally Filed	Adjustment	As Restated

Cash flows from investing activities:
Investment in memorabilia	($1,301,928)	$280,278	($1,021,650)
Net cash used in investing activities	($1,584,178)	$280,278	($1,303,900)

Cash flows from financing activities:
Proceeds from sale of membership interests	$1,030,158	($280,278)	$749,880
Net cash provided by financing activities	$1,608,178	($280,278)	$1,327,900

EXHIBIT INDEX

Exhibit 2.1 – Certificate of Formation for RSE Archive, LLC (1)

Exhibit 2.2 – Amended and Restated Operating Agreement for RSE Archive, LLC (3)

Exhibit 2.3 – Certificate of Formation for RSE Archive Manager, LLC (1)

Exhibit 2.4 – Operating Agreement for RSE Archive Manager, LLC (2)

Exhibit 3.1 – Form of Series Designation (1)

Exhibit 4.1 – Amended and Restated Form of Subscription Agreement (4)

Exhibit 6.1 – Amended and Restated Form of Asset Management Agreement (9)

Exhibit 6.2 – Broker of Record Agreement (1)

Exhibit 6.3 – Purchase Option Agreement in respect of Series #10COBB Asset (1)

Exhibit 6.4 – Purchase Option Agreement in respect of Series #52MANTLE Asset (1)

Exhibit 6.5 – Purchase Option Agreement in respect of Series #71ALI Asset (1)

Exhibit 6.6 – Purchase Option Agreement in respect of Series #71MAYS Asset (1)

Exhibit 6.7 – Purchase Option Agreement in respect of Series #98JORDAN Asset (1)

Exhibit 6.8 – Purchase Option Agreement in respect of Series #AGHOWL Asset (1)

Exhibit 6.9 – Purchase Option Agreement in respect of Series #EINSTEIN Asset (1)

Exhibit 6.10 – Purchase Option Agreement in respect of Series #FROST Asset (1)

Exhibit 6.11 – Purchase Option Agreement in respect of Series #POTTER Asset (1)

Exhibit 6.12 – Purchase Option Agreement in respect of Series #ROOSEVELT Asset (1)

Exhibit 6.13 – Purchase Option Agreement in respect of Series #TWOCITIES Asset (1)

Exhibit 6.14 – Purchase Option Agreement in respect of Series #ULYSSES Asset (1)

Exhibit 6.15 – Purchase Option Agreement in respect of Series #YOKO Asset (1)

Exhibit 6.16 – Purchase Agreement in respect of Series #70RLEX Asset (3)

Exhibit 6.17 – Purchase Agreement in respect of Series #RLEXPEPSI Asset (3)

Exhibit 6.18 – Purchase Agreement in respect of Series #SMURF Asset (5)

Exhibit 6.19 – Purchase Agreement in respect of Series #APEOD Asset (5)

Exhibit 6.20 – Purchase Agreement in respect of Series #APROAK Asset (5)

Exhibit 6.21 – Purchase Option Agreement in respect of Series #15PTKWT Asset (5)

Exhibit 6.22 – Purchase Agreement in respect of Series #18ZION Asset (5)

Exhibit 6.23 – Purchase Agreement in respect of Series #75ALI Asset (5)

Exhibit 6.24 – Purchase Agreement in respect of Series #88JORDAN Asset (5)

Exhibit 6.25 – Purchase Agreement in respect of Series #APOLLO11 Asset (5)

Exhibit 6.26 – Purchase Agreement in respect of Series #BIRKINBLEU Asset (5)

Exhibit 6.27 – Purchase Agreement in respect of Series #SNOOPY Asset (6)

Exhibit 6.28 – Purchase Option Agreement in respect of Series #HONUS Asset (6)

Exhibit 6.29 – Purchase Agreement in respect of Series #24RUTHBAT Asset (7)

Exhibit 6.30 – Purchase Agreement in respect of Series #33RUTH Asset (7)

Exhibit 6.31 – Purchase Agreement in respect of Series #56MANTLE Asset (7)

Exhibit 6.32 – Purchase Option Agreement in respect of Series #BIRKINBOR Asset (7)

Exhibit 6.33 – Purchase Option Agreement in respect of Series #HIMALAYA Asset (7)

Exhibit 6.34 – Purchase Option Agreement in respect of Series #SPIDER1 Asset (7)

Exhibit 6.35 – Purchase Option Agreement in respect of Series #BATMAN3 Asset (7)

Exhibit 6.36 – Purchase Agreement in respect of Series #BOND1 Asset (8)

Exhibit 6.37 – Purchase Agreement in respect of Series #CATCHER Asset (8)

Exhibit 6.38 – Purchase Agreement in respect of Series #LOTR Asset (8)

Exhibit 6.40 – Purchase Agreement in respect of Series #AMZFNT1 Asset (8)

Exhibit 6.41 – Purchase Agreement in respect of Series #HULK1 Asset (8)

Exhibit 6.42 – Purchase Agreement in respect of Series #BATMAN1 Asset (8)

Exhibit 6.43 – Purchase Agreement in respect of Series #55CLEMENTE Asset (8)

Exhibit 6.44 – Purchase Agreement in respect of Series #38DIMAGGIO Asset (8)

Exhibit 6.45 – Purchase Agreement in respect of Series #RUTHBALL1 Asset (8)

Exhibit 6.46 – Purchase Agreement in respect of Series #86JORDAN Asset (9)

Exhibit 6.47 – Purchase Agreement in respect of Series #GMTBLACK1 Asset (9)

III-1

Exhibit 6.48 – Purchase Agreement in respect of Series #SHKSPR4 Asset (9)

Exhibit 6.49 – Purchase Agreement in respect of Series #50JACKIE Asset (9)

Exhibit 6.50 – Purchase Agreement in respect of Series #POKEMON1 Asset (9)

Exhibit 6.51 – Purchase Option Agreement in respect of Series #FANFOUR1 Asset (9)

Exhibit 6.52 – Purchase Agreement in respect of Series #CHURCHILL Asset (9)

Exhibit 6.53 – Purchase Agreement in respect of Series #ANMLFARM Asset (9)

Exhibit 6.54 – Purchase Option Agreement in respect of Series #CAPTAIN3 Asset (9)

Exhibit 6.55 – Purchase Option Agreement in respect of Series #SUPER21 Asset (9)

Exhibit 6.56 – Purchase Option Agreement in respect of Series #SOBLACK Asset (9)

Exhibit 6.57 – Purchase Option Agreement in respect of Series #FAUBOURG Asset (9)

Exhibit 6.58 – Purchase Option Agreement in respect of Series #BIRKINTAN Asset (9)

Exhibit 6.59 – Upper90 Secured Demand Promissory Term Note (9)

Exhibit 6.60 - Purchase Agreement in respect of Series #56TEDWILL Asset

Exhibit 6.61 - Purchase Agreement in respect of Series #03LEBRON Asset

Exhibit 6.62 - Purchase Agreement in respect of Series #03JORDAN Asset

Exhibit 6.63 - Purchase Agreement in respect of Series #68MAYS Asset

Exhibit 6.64 - Purchase Agreement in respect of Series #51MANTLE Asset

Exhibit 6.65 - Purchase Option Agreement in respect of Series #85MARIO Asset

Exhibit 6.66 - Purchase Agreement in respect of Series #TKAM Asset

Exhibit 6.67 - Purchase Option Agreement in respect of Series #TMNT1 Asset

Exhibit 6.68 - Purchase Agreement in respect of Series #LINCOLN Asset

Exhibit 6.69 - Purchase Agreement in respect of Series #61JFK Asset

Exhibit 6.70 - Purchase Option Agreement in respect of Series #GATSBY Asset

Exhibit 6.71 - Purchase Option Agreement in respect of Series #NEWTON Asset

Exhibit 6.72 - Purchase Agreement in respect of Series #BATMAN6 Asset

Exhibit 6.73 - Purchase Agreement in respect of Series #STARWARS1 Asset

Exhibit 6.74 - Purchase Agreement in respect of Series #DAREDEV1 Asset

Exhibit 8.1 – Subscription Escrow Agreement (1)

Exhibit 8.2 – Custodian Agreement with DriveWealth, LLC (9)

Exhibit 11.1 – Consent of EisnerAmper LLP

Exhibit 12.1 – Opinion of Duane Morris LLP

Exhibit 13.1 – Amended and Restated Testing the Water Materials (3)

(1)Previously filed as an Exhibit to the Company’s Form 1-A filed with the Commission on August 13, 2019

(2)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on August 19, 2019

(3)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on September 16, 2019

(4)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on October 4, 2019

(5)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on October 21, 2019

(6)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on November 15, 2019

(7)Previously filed as an Exhibit to the Company’s Form 1-A/A filed with the Commission on December 5, 2019

(8)Previously filed as an Exhibit to the Company's Form1-A/A filed with the Commission on February 7, 2020

(9)Previously filed as an Exhibit to the Company's Form1-A/A filed with the Commission on March 31, 2020

III-2

III-2

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RSE ARCHIVE MANAGER, LLC

By: RSE Markets, Inc., its managing member

By: /s/ Christopher Bruno

Name: Christopher Bruno

Title: President

This report has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Christopher Bruno Name: Christopher Bruno	President of RSE Markets, Inc. (Principal Executive Officer)	May 22, 2020
/s/ Maximilian F. Niederste-Ostholt Name: Maximilian F. Niederste-Ostholt	Chief Financial Officer of RSE Markets, Inc. (Principal Financial Officer)	May 22, 2020
RSE ARCHIVE MANAGER, LLC By: /s/ Christopher Bruno Name: Christopher Bruno Title: President	Managing Member	May 22, 2020